UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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KENNEDY-WILSON HOLDINGS, INC.

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KENNEDY WILSON
Notice of 2017
Annual Meeting of
Stockholders and
Proxy Statement

KENNEDY-WILSON HOLDINGS, INC.

151 S. El Camino Drive

Beverly Hills, California 90212

(310) 887-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF KENNEDY-WILSON HOLDINGS, INC.:

The Annual Meeting of the Stockholders of Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), will be held on June 15, 2017, at 9:00 a.m. Pacific Time (the “Annual Meeting”), at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California for the following purposes:

1.           To elect two (2) directors to the Board of Directors of the Company to serve for a three-year term and until their successors are duly elected and qualified;

2.           To approve the Company’s Second Amended and Restated 2009 Equity Participation Plan to, among other things, increase the number of shares of the Company’s common stock available for awards thereunder by an additional 3,300,000 shares;

3.           To vote on an advisory, nonbinding proposal to approve the compensation of the Company’s named executive officers;

4.           To vote on an advisory, nonbinding proposal on whether future advisory votes to approve the compensation of the Company’s named executive officers should occur every one, two or three years;

5.           To ratify the appointment of KPMG LLP as our independent registered accounting firm for the 2017 fiscal year; and

6.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record of the Company’s common stock at the close of business on April 28, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 151 S. El Camino Drive, Beverly Hills, California during the 10-day period preceding the Annual Meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in this proxy statement. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. If you received this proxy statement in the mail, a return envelope is enclosed for your convenience.

By Order of the Board of Directors,

In Ku Lee

Senior Vice President, Deputy General Counsel and Secretary
Dated: April 28, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2017.

Full copies of the proxy statement, the proxy card and the annual report are available on the Internet at www.kennedywilson.com/investor-relations. Stockholders will receive a full set of these materials through the mail from us or from their brokers.

April 28, 2017

Dear Fellow Shareholder,

I cordially invite you to attend the 2017 annual meeting of stockholders of Kennedy-Wilson Holdings, Inc., to be held on Thursday, June 15, 2017, at 9:00 a.m. Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California.

The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We ask that you review these materials carefully.

We hope you will be able to attend the meeting. However, whether or not you are personally present, your vote is extremely important to us and our business. We are pleased to offer multiple options for voting your shares. You may vote via the Internet, by mail, by telephone or in person as described in the accompanying proxy statement.

Thank you for your continued support of Kennedy Wilson, and I look forward to seeing you at the annual meeting.

All the very best

William J. McMorrow

Chairman and Chief Executive Officer

PROXY STATEMENT

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PROXY SUMMARY

Proposal Roadmap

The following proposals will be voted on at the Annual Meeting of the Stockholders:

Proposal	Board Recommendation	For More Information

Proposal No. 1: Election of Directors

To elect two (2) directors to the Board of Directors of the Company to serve for a three-year term and until their respective successors are duly elected and qualified

	For each director	Page 5
Proposal No. 2: Approval of Second Amended and Restated Equity Participation Plan To approve the Second Amended and Restated Kennedy-Wilson, Inc. 2009 Equity Participation Plan	For	Page 50
Proposal No. 3: Say on Pay Vote To approve, on an advisory basis, the compensation of the Company’s named executive officers	For	Page 64
Proposal No. 4: Say on Frequency Vote To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers	Annually	Page 66

Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2017 fiscal year

	For	Page 67

2016 Business Highlights

We have continued to make strong progress on our long-term strategic plan, including increasing the recurring cash flow to the company through a variety of accretive acquisitions, asset management and revenue-generating capex initiatives, which allowed us to increase our annual dividend for the sixth consecutive year. 2016 performance highlights include:

●	Recurring Income Growth: Our share of Property NOI grew by $35 million to $241 million in 2016 (a 17% increase from 2015). Since 2012, our share of Property NOI has grown by approximately 340%.

●

Continued Strong Same Property Performance: In 2016, on a same property basis, revenue and NOI of our multifamily investments grew annually by 10.3% and 8.6%, respectively. We have now had over ten consecutive quarters where the NOI of our multifamily investments grew by more than 8%.

●

Record Capital Return: We returned a record $111 million, or roughly $1.02 per common share outstanding, of capital back to shareholders, including $61 million in common dividends and $50 million through share repurchases.

●

6th Consecutive Common Stock Dividend Increase: We declared a 21% increase in the common dividend per share beginning in 2017. This was our sixth consecutive annual dividend increase, over which time the quarterly dividend has increased by 325%.

●

Investment Transactions: We and our equity partners (including Kennedy Wilson Europe Real Estate plc, or KWE), completed investment transactions of approximately $3.1 billion in 2016. The cap rate of our acquisitions ($1.4 billion) was 5.4%, while the cap rate of our dispositions ($1.7 billion) was 5.1%.

●

Balance Sheet Strength: We and our consolidated subsidiaries (including KWE) entered 2017 with the strongest liquidity position in our history with $1.7 billion in consolidated cash and availability under lines of credit.

●	KWE: Our ownership in KWE grew to 23.6% (as compared to the 2015-year end of 18.2%).

Please refer to Appendix A for definitions of NOI, property NOI and cap rate.

Executive Compensation Highlights

The Compensation Committee is committed to reviewing our executive compensation program on a regular basis and making changes based on the current market compensation practices, governance trends, and the results of our non-binding say-on-pay proposal, amongst other factors. Enhancements made to our executive compensation program since our last say-on-pay vote in June 2014 include:

What We Did		Highlights
*	Redesigned the 2017 cash bonus program

Redesigned the cash bonus program for 2017 to increase the rigor of the bonus pool funding structure including (i) a tiered funding structure and (ii) the addition of a payout modifier that requires 10% or greater return on equity for full funding. Our named executive officers, or “NEOs,” will also be subject to set allocations of the aggregate bonus pool, with capped (or maximum) payouts. See “New 2017 Cash Bonus Plan” in the “Executive Compensation” section for details.

*	Eliminated “retesting”/ “catch-up” feature from restricted stock grants	Restricted stock awards will vest each year if return on equity equals or exceeds 9% per annum, with NO “catch-up” feature at the end of the three-year performance period.

*	Adopted a mandatory three-year holding period on all NEO restricted stock awards	Commencing with 2015 restricted stock awards, vested shares may not be sold for three years following the vesting date.
*	No current dividends paid on unearned restricted stock awards

Commencing with 2015 restricted stock awards, unvested shares subject to the achievement of performance goals are entitled to dividends only to the extent that the performance goals are attained and the shares vest. Dividends accumulate and are paid if and when the performance goals are attained and the underlying shares vest.

What We Did		Highlights
*	Adopted stock ownership guidelines

Our CEO is required to own equity equal to 10x his base salary, other NEOs between 3-4x their respective base salaries and non-employee directors equal to 3x their annual cash retainers. Our CEO ownership guideline requirement is significantly above market practice.

*	Implemented anti-hedging and anti-pledging policies	Prohibits NEOs from hedging ownership of stock or pledging securities or otherwise using securities as collateral in the future. See “Anti-Hedging and Anti-Pledging Policies” below for details.
*	Moved to annual equity grant program	Moved to an annual equity grant program from our previous program, which was based on periodic / bi-annual grants, to provide more consistent annual total compensation.

*	Included an annual Say on Pay vote proposal	Beginning in 2017, the Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation every year, consistent with best practice.

Equity Plan Highlights

Stockholders are being asked to approve our Second Amended and Restated 2009 Equity Participation Plan, which the Board has adopted (subject to stockholder approval) and unanimously recommends that stockholders approve. We believe that having an equity compensation program is a necessary tool to attract, retain and motivate employees in a highly competitive marketplace and to ensure that our executive compensation is structured in a manner that aligns our executives’ interests with the Company’s success.

The following highlights the key amendments incorporated into our Second Amended and Restated 2009 Equity Participation Plan and the reasons that we believe that shareholders should vote for Proposal 2.

Reasonable Plan Costs

•	Reasonable number of additional shares requested – 3,300,000 shares requested

•	Awards would not have a substantially dilutive effect (approximately 2.9% of shares outstanding)

•

Allows for share recycling on “net-settled” restricted stock awards, restricted stock unit awards, performance unit awards and performance share awards – deemed appropriate as returning shares withheld to satisfy tax withholding obligations to the plan has no additional dilutive impact to shareholders above the 2.9%

•	Estimated duration of increased share reserve of three years

Responsible Grant Practices

•	1.17% three-year average annual burn rate (based on performance shares earned each fiscal year)

•	Equity awards granted to our NEOs under the Amended and Restated 2009 Equity Participation Plan are 100% performance-based

•	NEOs are subject to a three-year mandatory holding period following the vesting date on all KW equity awards granted

Stockholder-Friendly Plan Features
•	No dividends will be paid on unvested equity awards

•	Minimum one-year vesting requirement on all equity grants, with limited exceptions

•	Prohibits the discretionary accelerated vesting of awards, other than in connection with a change in control of the Company or termination of the holder’s service due to death or disability

•	No repricing of options or stock appreciation rights permitted without stockholder approval

•	No cash buyouts of stock options or stock appreciation rights without stockholder approval

•	Limits the grant-date value of awards to non-employee directors during any one year to $600,000

•	The Compensation Committee, which consists only of non-employee directors who are “independent” under the listing standards of the NYSE, will administer the plan

v

PROXY STATEMENT

This Proxy Statement is being made available to stockholders of Kennedy-Wilson Holdings, Inc. (“we,” “us,” “our,” “Kennedy Wilson” or the “Company”) on or about May 5, 2017, and is furnished in connection with the solicitation of proxies by the Board of Directors of Kennedy Wilson for use at the 2017 annual meeting of stockholders (the “Annual Meeting”) of Kennedy Wilson to be held on Thursday, June 15, 2017 at 9:00 a.m. Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares as of the close of business on April 28, 2017 (the “Record Date”). Persons who are not stockholders of record as of the close of business on the Record Date will not be allowed to vote at the Annual Meeting. As of the close of business on the Record Date, a total of 114,237,250 shares of common stock are entitled to vote at the Annual Meeting.

Each share of common stock is entitled to one (1) vote on matters presented at the Annual Meeting. Holders of common stock are not entitled to cumulate their votes for the election of directors.

What am I voting on?

Proposal No. 1: To elect two (2) directors to the Board of Directors of the Company to serve for a three year term and until their successors are duly elected and qualified.

Proposal No. 2: To approve the Company’s Second Amended and Restated 2009 Equity Participation Plan to, among other things, increase the number of shares of the Company’s common stock available for awards thereunder by an additional 3,300,000 shares.

Proposal No. 3: To vote on an advisory proposal to approve the compensation of the Company’s named executive officers.

Proposal No. 4: To vote on an advisory proposal, whether future advisory votes to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

Proposal No. 5: To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2017 fiscal year.

How do I vote by proxy?

You may vote by proxy by simply completing, signing and returning your proxy card. If you hold your shares in street name, you may also vote by proxy over the Internet or by telephone.

What is the difference between a “Holder of Record” and a “Beneficial Owner of Shares Held in Street Name?”

Holder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co. (“Continental”), you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report, and a proxy card from the Company via Continental.

Beneficial Owner of Shares in “Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement, our Annual Report and a vote instruction form from that organization.

If I am a stockholder of record, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. Stockholders of record may also vote via the Internet as set forth on the proxy card. Stockholders of record may not vote by telephone.

If you do not wish to vote in person or via the Internet, you may vote by proxy. You may vote by proxy using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided.

If I hold my shares in street name, how do I cast my vote?

Many of our stockholders who hold their shares in street name through a nominee have the option to submit their proxies or voting instructions to their nominee electronically by telephone or the Internet. These stockholders should review and follow the voting instructions forwarded to them by their nominee.

You also may vote your shares at the Annual Meeting if you attend in person. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change or revoke my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before it is exercised at the Annual Meeting in any of three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;

●	by submitting another proxy that is later dated and, if by mail, that is properly signed; or

●	by voting in person at the Annual Meeting.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to vote by proxy to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

Each stockholder and proxy will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee.

How are votes counted?

We will hold the Annual Meeting if holders representing a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting either submit a proxy or attend the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions, broker non-votes and withheld votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 2 will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 3 will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 4 will be approved with respect to one of the frequency alternatives (every one, two or three years) upon the affirmative vote of a majority of the votes cast at the Annual Meeting for such frequency alternative. If none of the frequency alternatives receives a majority of the votes cast, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Proposal 5 will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Brokers holding shares of common stock in street name who do not receive timely instructions from the beneficial owners of those shares are entitled to vote only on “routine” proposals. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 (Proposal No. 5) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 5. The election of directors (Proposal No. 1), the approval of the Company’s Second Amended and Restated 2009 Equity Participation Plan (Proposal No. 2), the advisory (non-binding) vote to approve the compensation of the Company’s named executive officers for 2016

(Proposal No. 3) and the advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal No. 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, there may be broker non-votes on Proposal Nos. 1, 2, 3 and 4.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

Required Vote

The affirmative vote of a majority of shares cast and present in person or represented by proxy at the meeting is required to elect each of the directors standing for election at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR SET FORTH HEREIN.

The Company has a classified Board of Directors which is divided into three classes, with each class elected for a term of three years. Each class of the Board of Directors is set forth below:

●	David A. Minella and Jerry Solomon in the class to stand for election in 2017;

●	William J. McMorrow, Kent Mouton and Norman Creighton in the class to stand for election in 2018; and

●	Cathy Hendrickson and Stanley R. Zax in the class to stand for election in 2019.

Following the recommendation of the Nominating Committee, our Board of Directors has nominated Jerry Solomon and David A. Minella for election at the Annual Meeting. The enclosed proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting in the year 2020, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Directors and Executive Officers

Set forth below is the name, age (as of April 28, 2017) and title of each director, director nominee and executive officer of the Company followed by a summary of each director’s, director nominee’s and executive officer’s background and principal occupations. Unless specifically noted or the context provides otherwise, as used throughout this section, “we,” “our,” “us” or the “Company” refer to Kennedy-Wilson, Inc. prior to, and Kennedy-Wilson Holdings, Inc. subsequent to, the closing of the merger between Prospect Acquisition Corp. and Kennedy-Wilson, Inc., which was consummated on November 13, 2009.

Name	Age	Position
William J. McMorrow	70	Chairman and Chief Executive Officer
Justin Enbody	36	Chief Financial Officer
Mary Ricks	52	President and CEO, Kennedy Wilson Europe
Matt Windisch	37	Executive Vice President
Kent Mouton	63	Director and Executive VP, General Counsel
In Ku Lee	36	Senior Vice President, Deputy GC and Secretary
Norman Creighton(1)	81	Director
Cathy Hendrickson(1)	70	Director
David A. Minella(1)	64	Director
Jerry R. Solomon	66	Director
Stanley R. Zax	79	Director

(1)	Serves on the Audit Committee, Nominating Committee and Compensation Committee.

William J. McMorrow—Chairman and Chief Executive Officer. Mr. McMorrow is Chairman and Chief Executive Officer of the Company. He has held this position since 1988 when he joined the Company. Mr. McMorrow is the architect of the Company’s expansion into real estate related investments and services. In addition to his real estate experience, Mr. McMorrow has more than 17 years of banking experience. Prior to joining the Company, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bancorp and also has held senior positions with a variety of financial services companies, including eight years as a Senior Vice President of Fidelity Bank. Mr. McMorrow also serves on the board of directors of Kennedy Wilson Europe Real Estate plc (LSE: KWE), a company that is externally managed by a subsidiary of the Company and is the co-chairman of the Company’s investment committee. Mr. McMorrow is a Trustee of the University of Southern California, a member of the Executive Board of the USC Lusk Center for Real Estate and a member of the board of directors of the Navy Seals Foundation. In 2014, Mr. McMorrow received City of Hope’s Spirit of Life Award at the Los Angeles Real Estate and Construction Industries Council’s 2014 Celebration. In 2015, Mr. McMorrow was honored by the Ireland Chamber of Commerce in the United States with the Sir Michael Smurfit Business Achievement Award for his years of leadership and his contributions to Ireland. Mr. McMorrow is involved in numerous charities, including the Navy Seal Foundation, the Rape Treatment Center, and Loyola High School. He received a B.S. in Business and an M.B.A. from the University of Southern California. Mr. McMorrow was selected to serve as a member of our Board of Directors because of his significant achievements with, and intimate knowledge of, the Company and his extensive experience in real estate and banking.

Justin Enbody—Chief Financial Officer. Mr. Enbody is Chief Financial Officer of the Company. He has held this position since 2012. He is responsible for all aspects of finance and administration for the Company, including strategic planning, financial reporting and risk management. He also serves on the Company’s investment committee, which evaluates and approves all of the Company’s investments. Mr. Enbody joined the Company in

September 2009 and was the Company’s Controller before becoming Chief Financial Officer. Prior to joining the Company, Mr. Enbody was a senior consultant with RAFS Inc., an independent financial consulting company which he joined in 2004. Prior to RAFS Inc., Mr. Enbody was a senior associate with KPMG LLP. Mr. Enbody received his Bachelor of Arts from the University of California at Santa Barbara.

Mary Ricks—President and CEO, Kennedy Wilson Europe. Ms. Ricks is President and Chief Executive Officer of Kennedy Wilson Europe. She joined the Company in 1990 and before assuming her current role in 2011, headed the Company’s commercial investment group since 2002. Ms. Ricks also serves on the board of directors of Kennedy Wilson Europe Real Estate plc (LSE: KWE), a company that is externally managed by a subsidiary of the Company and on the Company’s investment committee.    Prior to joining Kennedy Wilson, Ms. Ricks was a commercial broker at the Hanes Company. In 2014, Ms. Ricks was selected by PERE as Industry Figure of the Year, Europe. She has been named by the L.A. Business Journal as one of the top women in commercial real estate and was featured on the covers of Forum Magazine and Real Estate California recognizing women at the top of the field. Ms. Ricks is a founding board member of the Richard S. Ziman Center for Real Estate at UCLA. She received a B.A. in Sociology from UCLA, where she was an All-American athlete.

Matt Windisch—Executive Vice President. Mr. Windisch is Executive Vice President of the Company. He has held this position since 2012. Mr. Windisch joined the Company in 2006 and is co-chairman of Kennedy Wilson’s Investment Committee and oversees the company’s public capital markets activities, business in Japan, retail investment platform and the research subsidiary. In addition, Mr. Windisch spearheads the Company’s corporate and transaction capital raising, strategic planning and acquisitions analysis. He is also responsible for maintaining the company’s key investor and banking relationships. Prior to joining the Company, he was an associate at JP Morgan Chase, where he held positions in investment banking, strategy and risk management. Mr. Windisch received a B.B.A. in Finance and Accounting from Emory University and an M.B.A. from UCLA’s Anderson School of Management.

Kent Mouton—Director and Executive Vice President, General Counsel. Mr. Mouton is General Counsel of the Company and also serves on our board of directors. He has held the General Counsel position since 2011 when he joined the Company. As General Counsel, Mr. Mouton oversees all legal affairs of the Company and participates in corporate compliance and risk management oversight. Mr. Mouton also has served as a director of the Company since 1995 and currently serves on the Company’s investment committee. Prior to joining the Company, Mr. Mouton was a co-owner and managing partner of Kulik, Gottesman, Mouton & Siegel LLP, a real estate, business and entertainment law firm in Los Angeles. His practice included negotiating, structuring and documenting transactions in commercial real estate acquisitions and dispositions, financing, joint ventures and syndications, leasing and development and general corporate matters. Mr. Mouton is a member of the bar associations of the State of California and was an adjunct professor of real estate law at UCLA Extension for 27 years.    In 2012, the Los Angeles Daily Journal named Mr. Mouton as one of the top 30 real estate lawyers in the State of California. Mr. Mouton graduated from the University of California, Los Angeles with a Bachelor of Arts degree in Economics (Summa Cum Laude, Phi Beta Kappa and Dean’s List) and received his law degree from the University of California, Los Angeles. Mr. Mouton was selected to serve as a member of our Board of Directors because of his experience and knowledge relating to the legal and financial aspects of real estate investments and his significant experience in public and private company advisory and governance activities.

In Ku Lee—Senior Vice President, Deputy General Counsel and Secretary. Mr. Lee is Senior Vice President, Deputy General Counsel and Secretary of the Company. He has held this position since 2013 when he joined the Company.    Mr. Lee heads all of the Company’s public company regulatory and corporate governance matters and currently serves as the Chief Compliance Officer of KW Investment Adviser, LLC. Mr. Lee is also responsible for all legal aspects of the Company’s corporate and transaction capital raising, including public and private offerings of equity and debt. Prior to joining Kennedy Wilson, Mr. Lee served as global corporate counsel at SK Telecom / SK Planet from 2011 to 2013, where he was the lead counsel on multiple cross-border transactions. Prior to such position, Mr. Lee was a senior associate at Latham & Watkins LLP. Mr. Lee is a member of the bar associations of the State of California and Los Angeles County. Mr. Lee received his B.A. in Economics from Occidental College and his J.D. from Cornell Law School.

Norman Creighton—Director. Mr. Creighton has served as a director of the Company since 2004. From 1975 to 2001, Mr. Creighton was employed with Imperial Bank, serving as its President and Chief Executive Officer from 1983 to 2001. During Mr. Creighton’s tenure with Imperial Bank, its assets increased from approximately $200 million in 1975 to approximately $7 billion in 2001. Prior to Imperial Bank, Mr. Creighton served as Regional Vice President for Southern Arizona of Great Western Bank from 1971 to 1974. From 1958 to 1971, Mr. Creighton was employed with Arizona Bank, including as Manager of the Tucson Headquarters. Mr. Creighton also served as a member of the board of directors of Square 1 Bank from 2004 to 2015. Mr. Creighton holds a B.S. in banking and finance from the University of Montana. Mr. Creighton was selected to serve as a member of our Board of Directors because of his extensive experience and knowledge of business, accounting and the banking industry.

Cathy Hendrickson—Director. Ms. Hendrickson has served as a director of the Company since 2004. Ms. Hendrickson has 44 years of experience in commercial banking. From 1993 to 2010, Ms. Hendrickson served as President and Chief Executive Officer of Bay Cities National Bank. Ms. Hendrickson concurrently served as President and Chief Executive Officer of Peninsula Banking Group, Inc. and sat on the boards of Bay Cities National Bank, Peninsula Banking Group, and Community First Financial Group, Inc. Ms. Hendrickson holds a B.S. in business administration with an emphasis in finance from the University of California, Berkley. Ms. Hendrickson was selected to serve as a member of our Board of Directors because of her extensive experience as a high level executive in the banking and financial industries.

David A. Minella—Director. Mr. Minella is currently the Managing Member of Minella Capital Management, a financial services holding company investing in and developing joint venture arrangements in the asset management industry. From 2011 to 2014, Mr. Minella served as the Chief Executive Officer of Aligned Asset Managers, LLC, or Aligned, a financial services holding company. Aligned’s first acquisition was a majority interest in The Townsend Group, a real asset manager and consultant. Mr. Minella served as Prospect Acquisition Corp’s Chairman and Chief Executive Officer from its inception in July 2007 through November 2009 and has served as a director of the Company since November 2007. Between 1997 and March 2007, Mr. Minella served as the Chief Executive Officer and director of Value Asset Management LLC, or VAM, a strategic investment management holding company. At VAM, Mr. Minella was responsible for its overall business strategy, acquisitions and financial results, and under his leadership, VAM acquired a controlling interest in five separate investment management firms. From 1995 to 1997, Mr. Minella was the President and Chief Executive Officer of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. Mr. Minella originally joined LGT in 1987 as the head of its United States subsidiaries, GT Capital Management and GT Global. Mr. Minella is a member of the Executive Council at Bunker Hill Capital Management, a private equity firm in Boston, Massachusetts, the former Chairman of the board of directors of MDT Advisers LLC and a former board member of the Investment Company Institute. Mr. Minella received a B.S. in accounting from Bentley College. Mr. Minella was selected to serve as a member of our Board of Directors because of his significant financial industry experience, particularly relating to investment strategies and asset management.

Jerry R. Solomon—Director. Mr. Solomon has served as a director of the Company since 2001. Mr. Solomon started his career in the tax department of JK Lasser & Company, or JK Lasser, that later became Touche Ross & Company. After leaving JK Lasser, Mr. Solomon joined a large local CPA firm in the Los Angeles area where he became the partner in charge of the comprehensive business services department as well as the administrative partner in charge of seven partners and 80 staff members. In 1988, Mr. Solmon formed Solomon & Company CPA’s Inc. that later merged with Harold G. Winnett and the firm was renamed Solomon, Winnett & Rosenfield Certified Public Accountants, Inc. In 2014, Mr. Solomon left the firm of Solomon, Winnett & Rosenfield and started an independent practice specializing in both the real estate and service industries. He consults with high net worth individuals and families in tax and transactional planning. Mr. Solomon received his B.S. Degree in accounting and an M.B.A. from University of California, Berkeley. Mr. Solomon was selected to serve as a member of our Board of Directors because of his significant experience in the public accounting profession, particularly in the real estate and services industries, and with public and private company advisory and governance activities.

Stanley R. Zax—Director. Mr. Zax has served as a director of the Company since 2010. Mr. Zax was the Chairman and CEO of Zenith National Insurance Corp., or Zenith, a company engaged in insurance and reinsurance, from l977 to 2012. Zenith was acquired by Fairfax Financial Holdings Limited in 2010. Currently, Mr. Zax also serves as director of The Center for The Study of the Presidency and Congress in Washington, D.C. Mr. Zax also served as a director of 1st Century Bank, Los Angeles and the Prostate Cancer Foundation until 2016. Mr. Zax started his career in 1961 as an associate and later a partner with the Chicago law firm Friedman, Mulligan, Dillon & Uris and subsequently joined Hilton Hotels, where he served as Vice President, General Counsel, Director and Secretary. His association with the insurance industry started in 1973, when he served as President and Chief Executive of Great American Insurance Company. He also served as a director of Wynn Resorts Ltd., a holding company of Wynn Las Vegas, and Wynn Macao from October 2002 to May 8, 2007, and as chairman of its audit committee. He served as a Non-Executive Director of Advent Capital (Holdings) Plc, London, England from 1999 to November 10, 2005. Mr. Zax earned a JD in 1961 and a BBA in 1958 from the University of Michigan at Ann Arbor. In connection with the offering of the Company’s Series B Preferred Stock to Fairfax Financial Holdings Limited, or Fairfax, Fairfax was given the right to designate one person to be elected to the Company’s Board of Directors. Mr. Zax served as Fairfax’s Board designee until December 2016 when Fairfax elected to convert all of its Series B Preferred Stock into shares of the Company’s common stock. Mr. Zax was selected to serve as a member of our Board of Directors because of his extensive experience relating to the management and operations of public companies.

Director Compensation

In 2016, each non-employee director received an annual retainer fee of $50,000. The chairpersons of the audit committee, compensation committee and nominating committee received additional annual retainer fees of $20,000, $10,000 and $10,000, respectively. During 2016, each non-employee director also received an annual equity award in the form of 7,500 shares of restricted stock that vest over a three-year period.

The following table provides compensation information for the fiscal year ended December 31, 2016 for each non-employee member of our Board of Directors:

Name(1)	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards	All Other Compensation (3)	Total
Norman Creighton	$80,000	$153,750	$—	$12,700	$246,450
Cathy Hendrickson	60,000	153,750	—	12,700	226,450
David Minella	50,000	153,750	—	12,700	216,450
Jerry Solomon	50,000	153,750	—	12,700	216,450
Stanley Zax	50,000	153,750	—	12,700	216,450

(1)	Messrs. McMorrow and Mouton did not receive any director fees during 2016.

(2)

The amounts in this column reflect the aggregate grant date fair value of an award of 7,500 shares of restricted stock granted to each of our non-employee directors in 2016, computed in accordance with ASC Topic 718. Information regarding the valuation assumptions that are used to calculate these values is included in Note 15 of the Company’s financial statements for the fiscal year ended December 31, 2016 contained in the Company’s annual report on Form 10-K. The aggregate number of shares of restricted stock outstanding at December 31, 2016 for each of our non-employee directors is set forth in the table below. Each award of restricted stock held by our non-employee directors will vest either: (i) with respect to 20% of the restricted shares on each of the first through fifth anniversaries of the date of grant, subject to accelerated vesting in the event of a “change in control” (as defined in the Amended and Restated 2009 Equity Participation Plan), or the director’s ceasing to serve on the Board by reason of death or disability; or (ii) with respect to 33% of the restricted shares on each of the first through third anniversaries of the date of grant, subject to accelerated vesting in the event of a “change in control” (as defined in the Amended and Restated 2009 Equity Participation Plan), or the director’s ceasing to serve on the Board by reason of death or disability.

Mr. Creighton	39,500
Ms. Hendrickson	39,500
Mr. Minella	39,500
Mr. Solomon	39,500
Mr. Zax	39,500

(3)	Reflects payments of dividends on unvested shares of restricted stock to each non-employee director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our common stock is listed on the New York Stock Exchange (the “NYSE”). A majority of the members of our Board of Directors must be independent under Section 303A.01 of the listing standards of the NYSE. Section 303A.02 of the NYSE listing standards provides that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the listed company. Our Board of Directors has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in our Corporate Governance Guidelines which can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it:

●	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

●

No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

●

No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

●

No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

●	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

●

No director can be independent if he or she is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Based on these independence standards and all of the relevant facts and circumstances, our Board of Directors determined that none of the following directors had any material relationship with the Company and, thus, are independent under Section 303A.02 of the listing standards of NYSE: Norman Creighton, Cathy Hendrickson, David Minella, Jerry Solomon and Stanley R. Zax. In accordance with NYSE rules, a majority of our Board of Directors is independent.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company’s executive officers, who are responsible for the identification, assessment and management of the Company’s risks.

The Board of Directors regularly discusses the risks reported by the Company’s executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

Our Chief Executive Officer also serves as Chairman of our Board of Directors. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director that is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while our Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which we believe is critical to effective governance. We do not currently have a lead independent director.

To efficiently oversee the Company’s risks, the committees of the Board of Directors are tasked with oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. The Nominating Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company’s executive compensation policies and practices.

Meetings of the Board of Directors

In 2016, the Board of Directors held seven meetings and no director attended less than 100% of the aggregate number of meetings of the Board of Directors and any committee of which the director was a member. It is our policy to invite our directors and director nominees to attend our Annual Meetings. Four members of our Board of Directors attended our 2016 Annual Meeting.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee operates under a written charter. The Audit Committee charter can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

The Audit Committee charter states that the responsibilities of the Audit Committee shall include, among other things, to assist the Board of Directors in monitoring (i) the integrity of the annual, quarterly and other financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditor and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee also reviews and approves all related-party transactions (defined as transactions with an executive officer, director, beneficial owner of more than 5% of our outstanding common stock, or any of such persons’ immediate family members in which the amount involved exceeds $120,000, and in which any such persons had or will have a direct or indirect material interest) and prepares the report required by the rules of the Securities and Exchange Commission, or the SEC, to be included in the Company’s annual proxy statement.

Pursuant to its charter, the Audit Committee meets at least quarterly. The Audit Committee met five times during 2016. The Company does not limit the number of audit committees of other Companies on which its Audit Committee members can serve.

The members of the Audit Committee are Norman Creighton (chairman), Cathy Hendrickson and David Minella. Each of the above-listed Audit Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors.

Our Board of Directors has determined that we have at least one audit committee financial expert, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), serving on our Audit Committee. Norman Creighton is the “audit committee financial expert” and is an independent member of our Board of Directors.

Compensation Committee

The members of the Compensation Committee are Norman Creighton (chairman), Cathy Hendrickson and David Minella. The Compensation Committee met seven times during 2016. Each of the current members of the Compensation Committee is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors. The Compensation Committee operates under a written charter. The Compensation Committee charter can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

The Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers and, based on such evaluation, reviews and approves the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee may consult with the Chief Executive Officer regarding the amount or form of the compensation for the other executive officers. The Compensation Committee may also form and delegate certain responsibilities to subcommittees. The Compensation Committee also reviews and recommends to the full Board of Directors compensation of directors. The Compensation Committee administers our Amended and Restated 2009 Equity Participation Plan and, if Proposal 2 is approved by our stockholders, will administer our Second Amended and Restated 2009 Equity Participation Plan.

Nominating Committee

The members of the Nominating Committee are Cathy Hendrickson (chairperson), Norman Creighton and David Minella. Each of the current members of the Nominating Committee members is considered “independent” under Section 303A.02 of the listing standards of the NYSE, as determined by our Board of Directors. The Nominating Committee met one time during 2016. The Nominating Committee operates under a written charter. The Nominating Committee charter can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

The purpose of the Nominating Committee is to, among other things, discharge the responsibilities of our Board of Directors relating to the appropriate size, functioning and needs of our Board of Directors, including, but not limited to, recruitment and retention of high quality board members and the composition and structure of committees of the Board of Directors.

The Nominating Committee will consider director candidates recommended by security holders based upon the policies set forth in the Nominating Committee charter. Stockholders who wish to recommend to the

Nominating Committee a candidate for election should send a letter to Kennedy-Wilson Holdings, Inc., 151 S. El Camino Blvd., Beverly Hills, CA 90212, ATTN: Nominating Committee. The letter must set forth certain biographical information regarding the nominees as specified in the Nominating Committee charter. Recommendations by security holders must be received no later than thirty (30) days after the end of the Company’s fiscal year.

Candidates will be reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of the Company’s stockholders. Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating Committee believes that the potential nominees must have, the Nominating Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating Committee charter. Although diversity may be a consideration in the nomination process, the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

The Nominating Committee does not have a formal procedure for identifying or evaluating director nominees except as set forth in the Nominating Committee charter. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

Executive Sessions

Under the NYSE listing company manual, our non-management directors are required to hold regular executive sessions. The chairperson of the executive sessions is Norman Creighton. Interested parties may communicate directly with the presiding director of the executive session or with the non-management directors as a group, by directing such written communication to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Blvd., Beverly Hills, CA 90212.

Process for Sending Communications to the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Blvd., Beverly Hills, CA 90212. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom communication is directed unless the communication is clearly of a marketing nature or is inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our directors, officers and employees. A copy of the code of ethics can be found on our website at www.kennedywilson.com and will be made available in print free of charge to any stockholder who requests it.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended

December 31, 2016, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2016, we believe that, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner.

EXECUTIVE COMPENSATION

The following discussion sets forth certain information regarding our executive compensation. Unless specifically noted or the context provides otherwise, as used throughout this section, “we,” “our,” “us” or the “Company” and the disclosures relating to executive compensation refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) section of this proxy statement describes the objectives and features of our executive compensation program with respect to those executive officers who constitute our named executive officers (“NEOs”) for fiscal year 2016, as determined under applicable SEC rules. For the fiscal year ended December 31, 2016, our NEOs and their titles were as follows:

Named Executive Officer	Title
William J. McMorrow	Chairman and Chief Executive Officer
Mary Ricks	President and CEO, Kennedy Wilson Europe
Justin Enbody	Chief Financial Officer
Kent Mouton	Executive Vice President, General Counsel
Matt Windisch	Executive Vice President

The CD&A includes the following sections:

●	Executive Summary – Highlights our executive compensation program and 2016 financial performance and results;

●

Executive Compensation Philosophy and Review Process – Outlines our compensation philosophy and the objectives and roles of each of the compensation committee, compensation consultant and Chief Executive Officer (“CEO”) in determining the compensation for our executives;

●	Elements of Compensation – Provides a detailed description of each element of our executive compensation program; and

●	Tax, Accounting and Other Considerations – Outlines the various tax, accounting and other factors that are considered by the Compensation Committee with respect to our executive compensation program.

I. Executive Summary

Kennedy Wilson is a global real estate investment company. We own, operate and invest in real estate both on our own and through our investment management platform. We focus on multifamily and commercial properties located in the Western U.S., U.K., Ireland, Spain, Italy and Japan. To complement our investment business, we also provide real estate services primarily to financial services clients. Our value is primarily derived from our ownership in income producing real estate assets. As of December 31, 2016, we have an ownership interest in approximately 59 million square feet of property globally, including 25,126 multifamily rental units. In addition to our core income producing real estate, we engage in redevelopment and value add initiatives through which we enhance cash flows or reposition assets to increase value. Additionally, our investment management and property services business manages over $17 billion of AUM the majority of which we have an ownership interest in and the balance we manage for third parties.

The objective of our executive compensation program is to pay and retain our high caliber executive officers in a competitive market. We employ a pay-for-performance philosophy and our compensation program is designed to align management and stockholder interests by tying compensation to, among other things, the achievement of performance goals that promote the creation of stockholder value, the performance of underlying business units and individual accomplishments. In addition, our executive officers and our independent directors are collectively the largest shareholders of the Company with an approximate 17% ownership interest. In addition to receiving grants of restricted stock our executive officers and independent directors purchased a total of 209,800 shares of the Company’s common stock (including 145,000 shares purchased by our Chairman and CEO) in open market transactions during 2016.

We believe that this significant ownership by our executive officers and directors also helps ensure that we are aligned with the interests of our stockholders and that our compensation program drives sustainable growth.

Compensation Program Enhancements

The Compensation Committee is committed to reviewing our executive compensation program on a regular basis and making changes based on the current market compensation practices, governance trends, and the results of our non-binding say-on-pay proposal, amongst other factors. Since our last say-on-pay vote in June 2014, we have proactively worked to enhance our executive compensation program to further link our NEOs with the long-term interests of our stockholders and to be in accordance with best practices. The key enhancements that we have made are as follows:

	What We Did	Highlights
*	Redesigned the 2017 cash bonus program

Redesigned the cash bonus program for 2017 to increase the rigor of the bonus pool funding structure including (i) a tiered funding structure and (ii) the addition of a payout modifier that requires 10% or greater return on equity for full funding. Our named executive officers, or “NEOs,” will also be subject to set allocations of the aggregate bonus pool, with capped (or maximum) payouts. See “New 2017 Cash Bonus Plan” in the “Executive Compensation” section for details.

*	Eliminated “retesting”/ “catch-up” feature from restricted stock grants	Restricted stock awards will vest each year if return on equity equals or exceeds 9% per annum, with NO “catch-up” feature at the end of the three-year performance period.
*	Adopted a mandatory three-year holding period on all NEO restricted stock awards	Commencing with 2015 restricted stock awards, vested shares may not be sold for three years following the vesting date.
*	No current dividends paid on unearned restricted stock awards

Commencing with 2015 restricted stock awards, unvested shares subject to the achievement of performance goals are entitled to dividends only to the extent that the performance goals are attained and the shares vest. Dividends accumulate and are paid if and when the performance goals are attained and the underlying shares vest.

*	Adopted stock ownership guidelines

Our CEO is required to own equity equal to 10x his base salary, other NEOs between 3-4x their respective base salaries and non-employee directors equal to 3x their annual cash retainers. Our CEO ownership guideline requirement is significantly above market practice.

	What We Did	Highlights
*	Implemented anti-hedging and anti-pledging policies	Prohibits NEOs from hedging ownership of stock or pledging securities or otherwise using securities as collateral in the future. See “Anti-Hedging and Anti-Pledging Policies” below for details.
*	Moved to annual equity grant program	Moved to an annual equity grant program from our previous program, which was based on periodic / bi-annual grants, to provide more consistent annual total compensation.
*	Included an annual Say on Pay vote proposal	Beginning in 2017, the Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation every year, consistent with best practice.

2016 Financial Performance and Results

In 2016, we successfully executed our long-term strategic plan, including increasing the recurring cash flow to the company through a variety of asset management and revenue generating capex initiatives, which allowed us to increase our annual dividend for the sixth consecutive year. 2016 performance highlights include:

●	Recurring Income Growth: Our share of Property NOI grew by $35 million to $241 million in 2016 (a 17% increase from 2015). Since 2012, our share of Property NOI has grown by approximately 340%.

●

Continued Strong Same Property Performance: In 2016, on a same property basis, revenue and NOI of our multifamily investments grew annually by 10.3% and 8.6%, respectively. We have now had over ten consecutive quarters where the NOI of our multifamily investments grew by more than 8%.

●

Record Capital Return: We returned a record $111 million, or roughly $1.02 per common share outstanding, of capital back to shareholders, including $61 million in common dividends and $50 million through share repurchases.

●	6th Consecutive Common Stock Dividend Increase: We declared a 21% increase in the common dividend per share beginning in 2017.

●

Investment Transactions: We and our equity partners (including Kennedy Wilson Europe Real Estate plc, or KWE), completed investment transactions of approximately $3.1 billion in 2016. The cap rate of our acquisitions ($1.4 billion) was 5.4%, while the cap rate of our dispositions ($1.7 billion) was 5.1%.

●

Balance Sheet Strength: We and our consolidated subsidiaries (including KWE) entered 2017 with the strongest liquidity position in our history with $1.7 billion in consolidated cash and availability under lines of credit.

●	KWE: Our ownership in KWE grew to 23.6% (as compared to the 2015-year end of 18.2%).

Please refer to Appendix A for definitions of NOI, property NOI and cap rate.

During 2016, our adjusted EBITDA and adjusted net income were down from 2015 due to a decrease in the Company’s pro-rata share of fees and non-cash acquisition-related and fair value gains. The decrease in our earnings directly impacted 2016 compensation, including a reduction in the Company’s bonus pool and a meaningful decrease for our CEO’s bonus (discussed in more detail under “Annual Bonus”).

●

Our adjusted EBITDA for the full year 2016 was $353.0 million, which was down 5% compared to $371.2 million in 2015 but has increased approximately 260% since 2011. Our adjusted net income for the full year 2016 was $191.3 million, down 8% compared to $208.2 million in 2015. Our adjusted fees for the full year 2016 were $108.9 million, down 31% compared to $158.2 million in 2015.

●	Gains: Non-cash acquisition-related and fair value gains were down $59 million in 2016 as compared to 2015, but realized gains on sale of real estate were up $36 million in 2016 as compared to 2015.

●

Performance Fees:   Performance fees were down $32 million in 2016 as compared to 2015, primarily resulting from the Company having received no performance fees with respect to its management of KWE during 2016.

As we continue to execute the Company’s strategic plan, including increasing recurring cash flow and same property performance, we move away from measuring success on a transactional basis and focus on long-term growth and stability, which we believe will drive long-term shareholder value.

Past performance is not necessarily indicative of future performance, and you should not unduly rely on the historical metrics shown below. The tables and charts presented are as of December 31 of the applicable year. For definitions of terms used throughout this section and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, see Appendix A.

ADJUSTED EBITDA GROWTH

261% Growth
in Adjusted EBITDA since 2012
Adjusted EBITDA
($ Millions)
$400
$300
$200
$100
$-
$97
$159
$318
$371
$350
2012
2013
2014
2015
2016

PRO-RATA PROPERTY NET OPERATING INCOME GROWTH

338% Growth
in Pro-Rata Property NOI since 2012
Pro-Rata Property NOI Growth
$300
$250
$200
$150
$100
$50
$-
$55
$102
$144
$206
$241
2012
2013
2014
2015
2016

QUARTERLY DIVIDEND GROWTH

325% Growth
in Quarterly Dividend since 2011
$0.20
$0.15
$0.10
$0.05
$-
$0.05 Quarterly Dividend
$0.07 Quarterly Dividend
$0.09 Quarterly Dividend
$0.12 Quarterly Dividend
$0.14 Quarterly Dividend
$0.17 Quarterly Dividend
2011
2012
2013
2014
2015
2016
2017

Kennedy Wilson Continues to Focus on Long-Term Performance Delivering Returns in Excess of the S&P 500 Index and the Peer Group Over the Five Year Period

$300
$250
$200
$150
$100
$50
$-
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
Kennedy-Wilson Holdings Inc.
S&P 500 Index
S&P 500 Financials Index
Peer Group Average

Total Shareholder Returns

1-Year 12/31/16	3-Year 12/31/16	5-Year 12/31/16
Financials 23%	Financials 39%	Financials 143%
S&P 12%	S&P 29%	KW 114%
Peers 13%	Peers 14%	Peers 108%
KW (12%)	KW (1%)	S&P 98%

KW:	**Kennedy-Wilson Holdings, Inc.**
S&P:	**S&P 500 Index**
Financials:	**S&P 500 Financial Index**
Peers:	**Executive Compensation Peer Group Average***

Source: SNL Financial LC, Charlottesville, VA

For definitions of terms used throughout this section of the proxy statement and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, see Appendix A. See "*Use of Peer Group Data*" below for additional details on our peer group.

Compensation Highlights

The following summarizes key aspects of our compensation program:

Pay Element		Description and Key Features	Objective
Base Salary	•	Base salaries were adjusted in connection with the entrance into employment agreements or amendments to existing agreements in 2014	Salaries are set to attract and retain executive talent taking into consideration competitive market conditions with respect to peer companies.
	•	No subsequent increases have been made to the base salaries of our NEOs
Annual Bonus	•	Beginning in 2017, the bonus pool will be funded using a tiered formula based on (i) 13% of pre-bonus adjusted EBITDA up to $400 million and (ii) 10% of pre-bonus EBITDA above $400 million

Designed to incentivize management to achieve the Company’s strategic financial goals with a bonus pool created utilizing a formulaic calculation based on the Company’s performance during the applicable year, with downward adjustments at the Compensation Committee’s discretion. Each NEO is subject to a maximum payout to mitigate excessive risk-taking.

•

The bonus pool will be subject to a bonus pool modifier based on return on equity between 3% and 10%. There will be no 2017 bonus pool if return on equity does not equal or exceed 3%, and the 2017 bonus pool will be fully funded only if return on equity equals or exceeds 10%

	•	Each NEO was given a set allocation in the aggregate 2017 bonus pool and will be subject to a maximum payout
	•	Any amounts paid above the individual maximum payouts will not be allocated to other employees and will be returned to the Company
	•	2017 bonus payouts may be reduced (but not increased) at the Compensation Committee’s discretion
•

The 2016 bonus pool equaled approximately 13% of pre-bonus adjusted EBITDA (as compared to a maximum bonus pool equal to 15%), which was allocated to our NEOs based on the Compensation Committee’s qualitative evaluation of Company and individual performance

Restricted Stock Awards	•	Provide annual grants to our NEOs in the form of performance-based restricted stock	Structured to strengthen the alignment of interests of the members of senior management and stockholders and to support the retention of executives and encourage long-term performance.
	•	Vest annually over a three-year period if the Company exceeds return on equity goals, subject to continued employment
	•	Any shares that vest will be subject to an additional 3-year holding period
	•	No current dividends paid on unearned performance-based restricted stock

Pay Element		Description and Key Features	Objective
Restricted Stock Awards (cont.)	•	Mandatory holding period for our NEOs for three years following the vesting date on restricted stock awards	See previous page
•

In connection with performance fees received by us from KWE (upon the achievement of returns in excess of specified hurdles), RSUs in KWE ordinary shares were granted pursuant to each NEO’s respective letter agreement (see “Other Executive Benefits” below for additional details)

Compensation Governance	•	Robust stock ownership guidelines, with our CEO subject to requirements equal to 10x base salary	Maintain incentive compensation plans that do not encourage undue risk taking and are intended to align executive rewards with annual and long-term performance.
	•	Anti-hedging and anti-pledging policies
	•	Do not provide tax gross-up payments under Section 280G of the Internal Revenue Code of 1986, as amended the “Tax Code,” on severance and change in control pay for any executive officers
	•	No supplemental retirement benefits to our NEOs
	•	Compensation Committee is comprised solely of independent directors and retained an independent compensation consultant

Key compensation decisions made based on 2016 performance include:

●

Our 2016 cash bonus pool was funded based on our adjusted EBITDA.    During 2016, the Company-wide bonus pool was $51.6 million, down 6% compared to $55.0 million in 2015 reflecting year-over-year changes to adjusted EBITDA, and our NEOs’ 2016 bonus pool allocation was 51%, down from 56% in 2015.

●	Our CEO’s 2016 bonus pool allocation was 19.3%, down from 23.6% in 2015. The grant date fair value of restricted stock awards for our NEOs in 2016 was down approximately 55% compared to 2015.

●	Our CEO’s 2016 compensation was approximately 24% less than 2015, and is slightly above the median of our executive compensation peer group (which is consistent with our long-term TSR outperformance).

●

We continue to allocate our annual equity awards entirely to performance-based restricted stock awards that are subject to the attainment of return on equity hurdles over a three-year performance period and subject to an additional three-year holding period following the vesting date.

2016 NEO Compensation

The Compensation Committee received information from its independent compensation consultant, FTI Consulting, Inc. (“FTI Consulting”), and management in determining specific amounts of compensation to be provided to our NEOs for fiscal 2016 performance. Among the factors considered for our NEOs are market competitiveness (compared to our peer group and otherwise), company performance results, internal pay equity, past practice, experience and individual performance. There is no particular weight given to any factor and instead our NEOs’ compensation is reviewed on a holistic basis. Below is a summary of 2016 compensation for each of our NEOs as compared to 2015 amounts. Please see “Compensation Discussion and Analysis-Compensation Tables” for further details.

Named Executive Officer	Performance Year	Salary	Non-Equity Incentive Plan Compensation / Bonus	Stock Awards(1)	Other Compensation	Total Compensation
Mr. McMorrow Chairman and CEO	2016	$1,500,000	$10,000,000	$5,853,545	$1,541,812	$18,895,357
	2015	$1,500,000	$13,000,000	$8,814,500	$1,492,479	$24,806,979
					%Change	(24%)
Ms. Ricks President and CEO, Kennedy-Wilson Europe	2016	$1,000,000	$8,000,000	$4,119,077	$922,993	$14,042,070
	2015	$1,000,000	$9,000,000	$5,392,400	$1,689,970	$17,082,370
					%Change	(18%)
Mr. Enbody Chief Financial Officer	2016	$600,000	$2,500,000	$1,197,219	$191,325	$4,488,544
	2015	$600,000	$2,500,000	$2,074,000	$183,665	$5,357,665
					%Change	(16%)
Mr. Mouton General Counsel and Director	2016	$800,000	$3,000,000	$1,429,187	$452,406	$5,681,593
	2015	$800,000	$3,000,000	$2,696,200	$450,200	$6,946,400
					%Change	(18%)
Mr. Windisch Executive Vice President	2016	$600,000	$3,000,000	$1,853,270	$256,707	$5,709,977
	2015	$600,000	$3,500,000	$2,696,200	$238,495	$7,034,695
					%Change	(19%)

(1)

Includes the following grant-date fair value amounts for grants of KWE ordinary shares subject to the RSUs awarded to each NEO pursuant to the performance fee earned by the Company: Mr. McMorrow: $1,868,957; Mr. Enbody: $256,669; Ms. Ricks: $1,868,957; Mr. Mouton: $210,372; and Mr. Windisch: $634,455.

II. Executive Compensation Philosophy and Review Process

Our core compensation philosophy has been to:

●

Pay competitively — Pay our executive officers a competitive level of compensation that best reflects individual performance, overall role and responsibility, and our performance and the performance of our business units;

●

Pay-for-performance — A significant portion of our NEOs’ compensation is at-risk subject to the Company’s achievement of pre-established performance goals. Consistent with this focus, our compensation program provides our executive officers with long-term incentive compensation and annual bonuses that are subject to the attainment of Company performance goals. We encourage our executives to take a long-term approach by compensating them in restricted equity that vests over a period of three to five years if the Company meets or exceeds return on equity goals, subject to continued employment; and

●

Alignment with stockholders — Provide long-term incentive compensation that is strongly aligned with the long-term interests of our stockholders and encourages retention. We align the interests of our executives with those of our stockholders by paying a significant portion of compensation to our executive officers in equity. As of April 28, 2017, our directors and executive officers beneficially owned approximately 17% of our outstanding common stock.

Role of the Compensation Committee

Our Compensation Committee determines the compensation of all of the NEOs. In this process it receives input as necessary and appropriate from Company management, including the Chief Executive Officer and the Chief Financial Officer, other than with respect to their own compensation, and the Compensation Committee’s compensation consultant, as discussed below. Our Chief Executive Officer makes certain recommendations to the Compensation Committee on the compensation of executive officers who report to him based on his assessment of the achievement of the Company’s strategic plans, the executive’s individual performance and a variety of other factors (such as compensation history, tenure, responsibilities, market data and retention concerns). The Compensation Committee considers these recommendations together with input of our independent compensation consultant. All final decisions affecting NEO compensation, executive compensation philosophy, policies and plan designs are made by the Compensation Committee.

Role of the Compensation Consultants

The Compensation Committee has retained an independent compensation consultant to advise it in connection with its responsibilities. During 2016, the Compensation Committee retained FTI Consulting to provide peer group compensation data and market practices and advice with respect to the compensation, annual bonus program and restricted stock awards applicable to executive officers and employment agreements. FTI Consulting did not perform any other services for the Company during 2016. The Compensation Committee has determined that FTI Consulting is independent and that there was no conflict of interest between the Company and FTI Consulting during 2016. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1(b) of the Securities Exchange Act of 1934, as amended and the NYSE listing standards.

Use of Peer Group Data

The Compensation Committee, with the assistance of FTI Consulting, selected the Company’s current peer group in 2015. In selecting the Company’s peer group, the Compensation Committee applied the following methodology: (i) no fewer than 10 peer comparisons in order to have enough information to calculate meaningful statistical data; and (ii) a holistic review of companies that are classified as asset managers with real estate portfolios and real estate investment trusts to create a composite of diverse companies that on a blended basis reflects the Company’s unique business model and are most appropriate in comparison. The companies that make up the Company’s peer group were selected using the following criteria: (a) select companies with appropriate size comparison in terms of implied equity market capitalization and total enterprise value; (b) select asset managers with real estate portfolios; (c) select real estate investment trusts with similar executive management teams and a multi-faceted business model; (d) select companies that invest in assets outside of the United States; and (e) select companies with whom the Company directly competes for talent. Applying such methodology, the Compensation Committee selected the following 11 publicly traded companies for the Company’s peer group (in alphabetical order):

Apollo Global Management, LLC	Fortress Investment Group, LLC
Ares Management, L.P.	Kilroy Realty Corporation
Blackstone Group, L.P.	NorthStar Asset Management Group, Inc.
Brookfield Asset Management, Inc.	Och-Ziff Capital Management Group LLC
Colony Capital, Inc.	W.P. Carey & Co. LLC
Douglas Emmet, Inc.

During 2016, the Compensation Committee, with the assistance of FTI Consulting, reviewed the 2015 peer group based on the methodology described above and determined that no changes were necessary or appropriate. The above peer group was for 2016 compensation purposes and is subject to annual adjustments based on changes at peer companies, including for material changes in business operations and merger-related activity (such as the Colony Capital, Inc. and NorthStar Asset Management Group, Inc. merger completed in January 2017).

During 2016, FTI Consulting also provided the Compensation Committee with peer group compensation data in order for the Compensation Committee to understand the reasonableness of the Company’s pay level and structure as compared to the market. Reflecting the Compensation Committee’s view that the Company is not readily comparable to other companies of a similar size in the real estate industry (due, in part, to the Company’s diverse line of businesses, revenue streams and investment type), in determining the overall amounts of compensation to be awarded to the NEOs and the relative portion of compensation to be divided between base pay, bonus, and long-term incentives, the Compensation Committee does not adhere to a specific formula or aim to set compensation at a specified level as compared to specific benchmarking or survey data. Please see the discussion in “Elements of Compensation” below.

III. Elements of Compensation

With respect to the Company’s NEOs, the three primary elements of compensation are base salary, annual bonuses and long-term incentives. The current base salaries of our NEOs were established by our Compensation Committee in 2014 in connection with the employment agreements and amendments that we entered into with our NEOs at that time after considering competitive levels of base pay and a desire to set levels of base pay that are internally equitable. Similarly, as explained below, 2016 bonus levels were set by first determining an appropriate overall bonus pool for Company employees and then allocating that pool among the NEOs in a manner that reflected their relative levels of contribution as determined by the Compensation Committee in its sole discretion. Beginning in 2017, the bonus payouts will be based on the restructured annual cash bonus plan (see further detail below) that was implemented to reflect good governance practices, to provide additional transparency for shareholders and to properly incentivize both the NEOs and the larger employee population to drive business results.

Base Salary

Base salary is set to attract and retain executive talent taking into consideration competitive market conditions with respect to comparable companies. Base salary is determined by the level of the position within the Company and the individual’s current and sustained performance results. Base salary for all NEOs, is set by the Compensation Committee, taking into account input as appropriate from the Chief Executive Officer, other than with respect to the Chief Executive Officer’s own base salary.

In determining the appropriate level of base salary for the NEOs, a number of considerations may be taken into account. Historically, the following are some of the most important factors that have been considered: the number of employees supervised by the officer; the effort expended by the officer in soliciting and bringing new business or capital investments to his or her business unit; the extent to which the officer’s business unit generated new business or new capital; the travel demands placed upon the officer; and the extent to which the officer is engaged in investor relations activities. While these factors are critical to our success, many of them cannot be evaluated quantitatively, so a portion of the evaluations by the Compensation Committee are subjective.

The base salaries for each of the NEOs in 2016 were as set forth below and have not been increased after the base salary adjustments instituted for each of the NEOs by the Compensation Committee in 2014.

Named Executive Officer	2016 Base Salary
William J. McMorrow – Chairman and Chief Executive Officer	$1,500,000
Mary Ricks – President and CEO, Kennedy Wilson Europe	1,000,000
Justin Enbody – Chief Financial Officer	600,000
Kent Mouton – General Counsel	800,000
Matt Windisch – Executive Vice President	600,000

Annual Bonus

Our Compensation Committee believes that annual bonuses should play a significant role in motivating executives to undertake efforts that provide increases in stockholder value and that executive officers should be potentially eligible for bonuses that are a significant percentage of base pay and, in the case of the most senior officers, may be a multiple of base pay. The Compensation Committee believes that individual contributions and the financial performance of an NEO’s business unit should be a critical component of his or her bonus calculation and overall Company performance should be factored into the bonus methodology for all NEOs. For 2016, the Compensation Committee determined that overall Company results would be used to determine the size of a bonus pool and the bonus pool would be allocated among all employees by taking into account their individual contributions and the success of their business units.

As the first step in implementing this concept, the Compensation Committee awarded cash-based performance units under our Amended and Restated 2009 Equity Participation Plan in March 2016 to Messrs. McMorrow, Enbody, Windisch and Mouton and Ms. Ricks. The performance units were intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Tax Code. Pursuant to the performance units awarded to Messrs. McMorrow, Enbody, Windisch and Mouton and Ms. Ricks, such NEOs were eligible to earn an amount in cash equal to a specified percentage of a bonus pool equal to 15% of the Company’s pre-bonus adjusted EBITDA, only if the Company’s adjusted EBITDA was $25 million or more. During 2016, Messrs. McMorrow, Enbody, Windisch and Mouton and Ms. Ricks were eligible to earn cash amounts of up to 40%, 10%, 10%, 10% and 30%, respectively of the aggregate bonus pool. These allocations represented the maximum bonus payable, with the Compensation Committee retaining complete discretion to decrease (but not increase) the bonus awarded to each participant to such lesser number as it considered appropriate. The maximum bonus payable to each NEO under the cash-based performance units as set forth in our Amended and Restated 2009 Equity Participation Plan was also capped at $10 million during 2016.

Based on the achievement of the financial performance factors discussed below and in the “2016 Financial Performance and Results” section above and the Company’s pre-bonus adjusted EBITDA of $401.5 million, the Compensation Committee established a 2016 bonus pool equal to $51.6 million or approximately 13% of pre-bonus adjusted EBITDA (as compared to a maximum pool equal to 15%).

Following the completion of our 2016 fiscal year, the Compensation Committee determined the portion of this pool to be paid to the NEOs and the bonus amounts for each NEO. The maximum bonus amounts payable pursuant to the original terms of their performance units were reduced to be equal to the amounts finally determined by the Compensation Committee in its sole discretion. In deciding upon the amount of bonuses to be paid each NEO, the Compensation Committee did not focus on one particular factor, but, consistent with the rationale for using an overall bonus pool, initially focused on overall Company performance and then evaluated each NEO’s contribution to that performance. In this regard, the Compensation Committee determined that the Company experienced a slight decrease in performance due to a decrease in the Company’s pro-rata share of fees and gains and concurrently decreased the 2016 NEO bonus payouts. In addition to the detailed discussion of the Company’s performance in the “2016 Financial Performance and Results” section above, the particular factors that the Compensation Committee took into account with respect to 2016 performance were:

●	Recurring Income Growth: Our share of Property NOI grew by $35 million to $241 million in 2016 (a 17% increase from 2015). Since 2012, our share of Property NOI has grown by approximately 340%.

●

Continued Strong Same Property Performance: In 2016, on a same property basis, revenue and NOI of our multifamily investments grew annually by 10.3% and 8.6%, respectively. We have now had over ten consecutive quarters where the NOI of our multifamily investments grew by more than 8%.

●

Record Capital Return: We returned a record $111 million, or roughly $1.02 per common share outstanding, of capital back to shareholders, including $61 million in common dividends and $50 million through share repurchases.

●	6th Consecutive Common Stock Dividend Increase: We declared a 21% increase in the common dividend per share beginning in 2017.

●

Investment Transactions: We and our equity partners (including Kennedy Wilson Europe Real Estate plc, or KWE), completed investment transactions of approximately $3.1 billion in 2016. The cap rate of our acquisitions ($1.4 billion) was 5.4%, while the cap rate of our dispositions ($1.7 billion) was 5.1%.

●

Adjusted EBITDA and Adjusted Net Income: The Company’s adjusted EBITDA for the full year 2016 was $353.0 million, which was down 5% compared to $371.2 million in 2015 but has increased approximately 260% since 2011. The Company’s adjusted net income for the full year 2016 was $191.3 million, down 8% compared to $208.2 million in 2015.

Based on these factors and the Compensation Committee’s qualitative evaluation of the NEO’s contributions to these factors, as well as their individual performance, and where applicable, the performance of their business units, the Compensation Committee awarded the following bonuses to each of the NEOs in 2016:

Named Executive Officer	2016 Cash Bonus
William J. McMorrow – Chairman and Chief Executive Officer	$10,000,000
Mary Ricks – President and CEO, Kennedy Wilson Europe	$8,000,000
Justin Enbody – Chief Financial Officer	$2,500,000
Kent Mouton – General Counsel	$3,000,000
Matt Windisch – Executive Vice President	$3,000,000

New 2017 Cash Bonus Plan

Beginning in 2017, the Company implemented a new cash bonus program with the objective of accomplishing the following:

●	Design a program that properly incentivizes the management team and larger employee population to drive business.

●	Provide for additional transparency and rigor with regard to the bonus calculation.

●	Create a bonus structure that is aligned with good governance practice.

●	Design a program that is intended to qualify as “performance-based compensation” under Section 162(m) of the Tax Code.

The 2017 bonus pool will be funded using (i) 13% of pre-bonus adjusted EBITDA up to $400 million of pre-bonus adjusted EBITDA and (ii) 10% of pre-bonus adjusted EBTIDA for any amount above $400 million of pre-bonus adjusted EBITDA.    The bonus pool will only be funded if the Company earns at least 3% Return on Equity (as defined below) and will be reduced to the extent that Return on Equity does not equal or exceed 10%, as follows:

Return on Book Equity	Bonus Pool Modifier
Equal to 10% or greater	No Adjustment (full Bonus Pool)
Between 5% to 10%	Straight-line interpolation between 50% and 100%
Between 3% to less than 5%	50% of Bonus Pool
Less than 3%	No Bonus Pool

In addition to the new funding formula described above, the NEOs will be eligible to receive a percentage of the bonus pool and will be subject to maximum payouts. If an NEO’s allocation exceeds his or her maximum amount, the NEO’s bonus shall be reduced to the maximum payout. 2017 allocations and maximum payouts for each NEO are as follows:

Named Executive Officer	Bonus Pool Allocation	Maximum Payout
William J. McMorrow – Chairman and Chief Executive Officer	20%	$10,000,000
Mary Ricks – President and CEO, Kennedy Wilson Europe	16%	$8,000,000
Justin Enbody – Chief Financial Officer	5%	$4,000,000
Kent Mouton – General Counsel	6%	$5,000,000
Matt Windisch – Executive Vice President	6%	$5,000,000

To the extent that the bonus pool allocation for any NEO exceeds his or her individual maximum and is reduced, any payout that exceeds the NEO’s maximum amount will be returned to the Company and will not be allocated to other employees.

Plan Rigor and Back-Testing

In designing the new cash bonus program, the Company, in consultation with FTI Consulting, decided to employ more rigorous performance hurdles that we evaluated by “stress testing” and “back testing” to ensure that the new structure was appropriate. In particular, we took into consideration the following factors:

●	Analyzed historical adjusted EBITDA and Return on Book Equity to determine appropriate funding percentage and ROE modifiers;

●	Prepared sensitivity analyses relating to projected adjusted EBITDA and Return on Book Equity performance and what payouts may look like under different scenarios; and

●	Analyzed historical bonus payouts for each NEO compared to hypothetical payouts if the new plan had been in place between 2012 and 2016.

Definitions

For purposes of the 2017 cash bonus pool:

●

“Adjusted EBITDA” (prior to subtraction of the Bonus Pool) equals, for the performance period, net income before interest expense, the Company’s share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, the Company’s share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt, income taxes, share-based compensation expense, corporate merger and acquisition related expenses and after EBITDA attributable to noncontrolling interests.

●

“Adjusted Net Income” (after subtraction of the 2017 bonus pool) equals, for the performance period, net income before depreciation and amortization, the Company’s share of depreciation and amortization included in income from unconsolidated investments, share-based compensation, corporate merger and acquisition related expenses, loss on early extinguishment of corporate debt and after net income attributable to noncontrolling interests before depreciation and amortization.

●

“Average Book Equity” equals the average of the beginning balances (of each calendar quarter during the performance period, i.e., January 1, April 1, July 1, October 1) of the Company’s shareholders’ equity less goodwill, determined in accordance with generally accepted accounting principles.

●	“Return on Equity” means the ratio of Adjusted Net Income (after subtraction of the 2017 bonus pool) for the performance period to the Company’s Average Book Equity for the performance period.

Long-Term Incentives

Long-term incentives in the form of restricted stock awards are a crucial part of our overall executive compensation program. We believe that this component of the compensation program strongly aligns our NEOs’ interests with the long-term interests of our stockholders and also encourages retention of our highly-skilled employees.

In 2015, the Compensation Committee reviewed the terms of our historical restricted stock awards and, as discussed throughout this proxy statement, determined that the changes set forth below were appropriate. The Compensation Committee determined that it was appropriate to continue to implement these terms during 2016.

●

Any shares not earned at the end of the annual performance period will be forfeited and will not be able to be earned at the end of the three-year performance period based on the Company’s cumulative ROE (i.e., no catch-up feature).

●

Any shares that vest will be subject to an additional holding period during which time the executive generally will not be able to sell vested stock for three years following the vesting date (“no sell” provision).

●	Dividends on unvested shares will be accumulated and paid only if and to the extent that the shares actually vest and any applicable performance goals are attained.

●	Utilize an annual-based grant program (rather than the previous program based on periodic / bi-annual grants).

In addition, as discussed in more detail in the section, “Proposal 2 – Approval of the Second Amended and Restated 2009 Equity Participation Plan,” if the Company’s Second Amended and Restated 2009 Equity Participation Plan is approved by our stockholders, the following terms will apply to equity awards granted by the Company going forward:

●	Equity grants will be subject to a minimum one-year vesting requirement, with limited exceptions.

●	No repricing of certain equity grants will be permitted without stockholder approval.

●	No cash buyouts of stock options or stock appreciation rights will be permitted without stockholder approval.

●	The Second Amended and Restated 2009 Equity Participation Plan will prohibit dividends being paid on unvested equity awards.

●	Prohibits the accelerated vesting of awards, other than in connection with a change in control of the Company or termination of the holder’s service due to death or disability.

●	Limits the grant-date value of awards granted to non-employee directors during any one year to $600,000.

Material Terms of 2016 Restricted Stock Awards

Vesting. Under the terms of the 2016 restricted stock awards granted to our NEOs, the restricted shares are scheduled to vest according the following schedule:

●

One-third (1/3) of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continuing to provide services) as of March 15, 2017, and (ii) our ROE equaling or exceeding 9% for our fiscal year ending December 31, 2016;

●

One-third (1/3) of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continuing to provide services) as of March 15, 2018, and (ii) our ROE equaling or exceeding 9% for our fiscal year ending December 31, 2017; and

●

One-third (1/3) of the restricted shares will vest upon the occurrence of both (i) the grantee being an employee of the Company or its subsidiaries (or, in the case of a consultant, the grantee continuing to provide services) as of March 15, 2019, and (ii) our ROE equaling or exceeding 9% for our fiscal year ending December 31, 2018;

To the extent that the vesting requirements described above are not satisfied as of the applicable March 15 vesting date, the restricted shares subject to vesting on such vesting date will be completely forfeited as of such date.

Termination of Service. If the employment or service of a grantee who is an employee or a consultant of the Company or its subsidiaries is terminated by the Company or its subsidiaries without “Cause” or by the grantee for “Good Reason” (each as defined in the award agreement) (a “Qualifying Termination”), the Compensation Committee may, in its sole discretion, provide that the requirement that the grantee be employed by or rendering services to the Company or its subsidiaries as of each vesting date shall no longer apply going forward, so that, assuming the ROE performance goal is attained as of a particular vesting date, all restricted shares subject to vesting as of such vesting date shall thereupon become fully vested; provided, however, that such vesting provision shall apply automatically upon a termination by reason of the grantee’s death or disability.

Change in Control. In the event of a Change of Control of the Company (as defined in the Amended and Restated 2009 Equity Participation Plan), all then-unvested restricted shares will vest in full as of the date of the Change in Control, subject to the executive’s continued employment until immediately prior to the Change of Control.

No-Sale Period; Transferability. The restricted shares generally will not be transferable unless and until such shares vest. In addition, a grantee may not, without the consent of the Compensation Committee, transfer, sell or otherwise dispose of any vested restricted shares prior to the earlier to occur of (i) the third anniversary of the date on which such shares vest, or (ii) the occurrence of a Change of Control of the Company. The transfer restrictions described in the preceding sentence will not apply to any transfer of shares to the Company, any transfer of shares in satisfaction of applicable withholding obligations with respect to the restricted shares, or any transfer following the termination of a grantee’s employment or engagement with the Company or its subsidiaries (including by will or pursuant to the laws of descent and distribution).

Dividends. Any dividends declared on the Company’s common stock with respect to any unvested restricted shares will not be paid to the grantee on a current basis, but will instead accumulate and be paid to the grantee in a lump sum on the date (if any), and only to the extent, that the underlying restricted shares vest.

Definitions. For purposes of the award agreements:

●

“Cause” has the meaning set forth in the grantee’s employment agreement or similar agreement with the Company or its subsidiaries, or if no such agreement exists, then “Cause” means the occurrence of any of the following events: (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the grantee’s duties, (C) involvement in a transaction which is materially adverse to the Company or its subsidiaries, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or its subsidiaries, or (G) material breach of any provision of the Amended and Restated 2009 Equity Participation Plan or the restricted stock award agreement or any other written agreement between the grantee and the Company or its subsidiaries, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

●

“Good Reason” means the voluntary termination of the engagement of the grantee with the Company or its subsidiaries within 6 months of the Company or the Company’s subsidiaries: (1) instructing the grantee to provide services full-time or substantially fulltime at any location not acceptable to the grantee (other than the Company’s main headquarters) that is more than 50 miles from the grantee’s principal place of work and more than 50 miles from the grantee’s principal residence; (2) eliminating or materially reducing the grantee’s duties with the Company or the Company’s subsidiaries or (3) materially reducing the grantee’s base pay (or base compensation).

●

“ROE” means the ratio of Adjusted EBITDA (as defined in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission) to tangible book equity (calculated as stockholders’ equity less goodwill in accordance with generally accepted accounting principles) for the applicable fiscal year ending December 31.

In 2016, the Compensation Committee granted our NEOs the following restricted shares, which reflected an approximate decrease of 55% in grant date value from their respective 2015 restricted stock awards:

Named Executive Officer	Restricted Shares Granted (#of shares)	Grant Date Value(1)
William J. McMorrow – Chairman and Chief Executive Officer	212,500	$3,984,588
Mary Ricks – President and CEO, Kennedy Wilson Europe	120,000	$2,250,120
Justin Enbody – Chief Financial Officer	50,000	$937,550
Kent Mouton – General Counsel	65,000	$1,218,815
Matt Windisch – Executive Vice President	65,000	$1,218,815

  Based on the closing price of our common stock on the date of the grant.

Other Executive Benefits

NEOs are entitled to employee benefits generally available to all full time employees (subject to fulfilling any minimum service period). These employee benefits include, among other things, vacation and health and welfare benefits generally available to all employees. We believe these benefits are generally competitive with those offered by similar companies in the markets in which we operate.

The Company’s employees, including the NEOs participate in a tax-qualified 401(k) plan, pursuant to which the Company may match a certain portion of employee contributions. The Company may annually match 50% of employee contributions to the plan, limited to employee contributions equal to 4% of compensation, but not to exceed $1,500 for any participant.

In 2016, the Company maintained life insurance policies for each of the NEOs. As described further below under the subheading “Termination and Change in Control Benefits,” the employment agreements between the Company and each of the NEOs provide that in the event a NEO is terminated due to his or her death, such NEO is entitled to receive a certain amount in cash. The employment agreements with each of the NEOs also provide that the Company may discharge its obligations to make such cash payments by paying such amount from proceeds of an insurance policy, the beneficiary of which will be the applicable NEO. Securing such life insurance policies for each of the NEOs, relieved the Company of its cash payment obligations to the NEOs upon their respective deaths, as described under the subheading “Termination and Change in Control Benefits.” The premiums paid by the Company for each of the NEOs’ life insurance policies in 2016 were as follows: Mr. McMorrow: $1.1 million; Mr. Enbody: $104,000; Ms. Ricks: $274,595; Mr. Mouton: $350,000; and Mr. Windisch: $124,000.

In 2015, the Company entered into letter agreements with each of the NEOs (which remained in effect during 2016), pursuant to which, on each date on which KWE pays a performance fee in the form of ordinary shares of KWE to a wholly-owned subsidiary of the Company (the “Manager”) or its affiliate, each NEO will receive an award of restricted share units (“RSUs”) covering a number of ordinary shares equal to a specified percentage of the ordinary shares of KWE actually issued to the Manager and/or its affiliate. These award letters provide that the NEO’s right to receive the RSUs is subject to the NEO’s continued employment with the Company through the applicable grant date, and that upon a termination of the NEO’s employment for any reason, the NEO will have no right to receive further RSU awards. The award letter, and the NEO’s right to receive future RSU awards, may be amended or terminated at any time by the Company in its discretion without the NEO’s consent or approval, and the Company may, in its discretion, reduce or otherwise modify the executive’s award percentage (including a reduction to 0%) at any time. The percentages awarded to each NEO are as follows: Mr. McMorrow: 4.44%; Mr. Enbody: 0.62%; Ms. Ricks: 4.44%; Mr. Mouton: 0.50%; and Mr. Windisch: 1.51%.

In 2016, each NEO received an award of RSUs based on the percentages set forth in the preceding sentence. The number of KWE ordinary shares subject to the RSUs awarded to each NEO in 2016 was as follows: Mr. McMorrow: 119,233; Ms. Ricks: 119,233; Mr. Enbody: 16,566; Mr. Mouton: 13,421; and Mr. Windisch: 40,476. Pursuant to the RSU award agreements, one-third of the RSUs that were granted will vest on each of the first three anniversaries of the grant date, subject to the NEO’s continued employment with the Company through the vesting date. Any RSUs that have not vested as of the date on which a NEO’s employment terminates for any reason will be cancelled and forfeited by the NEO.

The Chief Executive Officer also receives an annual car allowance of $18,000. Further details regarding certain benefits are contained in the summary compensation table and accompanying footnotes. These benefits are provided because the Compensation Committee has concluded that they are generally competitive with those provided to comparable executives or provide benefits to the Company which are appropriate in light of their cost.

Employment Agreements

During 2016, the Company was a party to employment agreements with all of the NEOs. Additional information regarding the employment agreements of the NEOs may be found under the subheading below “Termination and Change in Control Benefits.”

Mr. McMorrow. The employment agreement between the Company and Mr. McMorrow, as amended, expires on August 6, 2021 and provides for an annual base salary of $1,500,000. Under the agreement, Mr. McMorrow is entitled to receive an annual performance bonus and equity compensation in amounts approved by the Compensation Committee, and insurance coverage and other benefits generally available to all other officers.

Mr. Enbody. The employment agreement between the Company and Mr. Enbody expires on December 29, 2019 and provides for an annual base salary of $600,000. Under the agreement, Mr. Enbody is entitled to receive an annual performance bonus and equity compensation in amounts approved by the Compensation Committee, and insurance coverage and other benefits generally available to all other officers.

Ms. Ricks. The employment agreement between the Company and Ms. Ricks, as amended, expires on August 6, 2021 and provides for an annual base salary of $1,000,000. Under the agreement, Ms. Ricks is entitled to receive an annual performance bonus and equity compensation in amounts approved by the Compensation Committee, and insurance coverage and other benefits generally available to all other officers.

In 2014, Ms. Ricks, Kennedy Wilson UK Limited and the Company entered into a letter of understanding, which provides for a short-term employment assignment located in London. Pursuant to the letter of understanding, in addition to the base salary described above, Ms. Ricks is provided with an annual reimbursement for UK housing expenses, a monthly reimbursement for US property management expenses, an annual cost of living allowance, and tax equalization. Tax equalization is used to neutralize the tax impact of an international assignment when tax rates differ between an employee’s host and home country. As part of the Company’s tax equalization policy, a hypothetical tax, or the estimated ‘stay-at-home’ tax Ms. Ricks would have paid had she not gone on assignment, is calculated and withheld during each payroll cycle. Any actual United States or United Kingdom taxes are funded by the Company. Upon completion of Ms. Ricks’ annual income tax returns, a tax equalization calculation is prepared to compare the estimated hypothetical tax retained during the year with her final theoretical ‘stay-at-home’ tax liability resulting in a balance owed either to the Company or Ms. Ricks. Please see “Compensation Tables” for additional details of amounts paid to Ms. Ricks in 2016 under this arrangement.

Mr. Windisch. The employment agreement between the Company and Mr. Windisch expires on December 29, 2019 and provides for an annual base salary of $600,000. Under the agreement, Mr. Windisch is entitled to receive an annual performance bonus and equity compensation in amounts approved by the Compensation Committee, and insurance coverage and other benefits generally available to all other officers.

Mr. Mouton. The employment agreement between the Company and Mr. Mouton expires on December 29, 2019 and provides for an annual base salary of $800,000. Under the agreement, Mr. Mouton is entitled to receive an annual performance bonus and equity compensation in amounts approved by the Compensation Committee, and insurance coverage and other benefits generally available to all other officers.

Minimum Ownership Guidelines

The Company’s Board of Directors expects executive officers and non-employee directors to own a meaningful equity interest in the Company to more closely align the interests of directors and executive officers with those of stockholders. Accordingly, the Board has established equity ownership guidelines for our executive officers and non-employee directors. The executives and directors are required to hold equity with a value equivalent to a multiple of their salary/annual cash retainer as listed in the table below:

Title	Multiple
Chairman and Chief Executive Officer	10x Base Salary

President and CEO, Kennedy Wilson Europe	4x Base Salary

Chief Financial Officer	3x Base Salary

General Counsel	3x Base Salary

Executive Vice President (NEO)	3x Base Salary

Other Executive Officers	1.5x Base Salary

Non-employee Director	3x Annual Cash Retainer

The executive officers and non-employee directors have a grace period for compliance with the minimum ownership guidelines which ends on the later of December 31, 2020 or December 31 of the year in which the fifth anniversary of the executive officer or non-employee director’s appointment or first election to the Board occurs. At the end of the grace period and on each December 31 thereafter, if the executive officer or non-employee director does not hold shares with the requisite minimum equity ownership value, the person will be required to hold all vested equity grants on an after-tax basis until the required ownership level has been satisfied.

As of December 31, 2016, each of the executive officers and non-employee directors were in compliance with the minimum ownership guidelines set forth above.

Anti-Hedging and Anti-Pledging Policies

The Company maintains anti-hedging and anti-pledging policies that prohibit our officers, directors and employees from consummating the following transactions going forward, (i) trading in puts, calls, options or other derivative security in the Company and (ii) pledging the Company’s securities as collateral for margin loans or other similar transactions.

The anti-hedging policy prohibits our officers, directors and employees from hedging against the value of the Company while continuing to own the covered securities without the full risks and rewards of ownership. Such behavior may cause the owner to no longer have the same objectives as the Company and its other shareholders. The anti-pledging policy was implemented because pledging securities of the Company as collateral for margin loans or other transactions raises potential risks to shareholder value, particularly if the pledge is significant. Under this policy, officers, directors and employees of the Company may not margin, or agree or offer to margin, the Company’s securities as collateral for a loan obligation. In connection with the adoption of this policy, (i) Mr. McMorrow agreed to unwind all pledges currently in place by the end of 2018; and (ii) Ms. Ricks agreed to decrease the amount of her pledges currently in place to 10% of her total holdings in the Company by the end of 2019. As of April 28, 2017, and as set forth in “Security Ownership of Management and Certain Beneficial Owners,” Mr. McMorrow has pledged 1,500,000 shares of the Company’s common stock and Ms. Ricks has pledged 582,000 shares of the Company’s common stock. Mr. Minella’s existing pledging arrangements at the time of adoption of this policy were grandfathered in, with the understanding that no future pledges of Company securities will be permitted.

IV. Tax, Accounting and Other Considerations

Section 162(m) of the Tax Code; Tax Deductibility

Section 162(m) of the Tax Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our named executive officers (other than our chief financial officer who is not subject to Section 162(m)) during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based if, among other requirements, it is payable only upon the attainment of pre-established, objective performance goals based on performance criteria that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee takes into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. In addition, the Compensation Committee reserves the right to use its judgment to award compensation to our executive officers that may be subject to the deduction limit set forth in Section 162(m) when the Compensation Committee believes that such compensation is appropriate, consistent with the Compensation Committee’s philosophy and in our and our stockholders’ best interests.

ASC Topic 718

Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity awards with our overall executive compensation philosophy and objectives.

Stockholder Say-on-Pay Vote

In June 2014, we provided stockholders with the opportunity to vote, on an advisory (non-binding) basis, to approve the 2013 compensation of our NEOs (the say-on-pay proposal). At our 2014 Annual Meeting of Stockholders, our stockholders approved the compensation of our NEOs, with approximately 67% of the votes cast in favor of the say-on-pay proposal. As discussed throughout this proxy statement, the Compensation Committee periodically reviews and revises the Company’s compensation arrangements with the objective of best aligning those programs with our stockholder interests. In addition, the Company periodically solicits feedback from its investors regarding management compensation arrangements in order to ensure that our programs reflect full consideration of investor input.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:	Norman Creighton, Chairman
Cathy Hendrickson
David Minella
Members of the
Compensation
Committee

Notwithstanding anything to the contrary set forth in any Company filings under the Securities Act or the Exchange Act that incorporate other filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was established on November 13, 2009 and consists of Norman Creighton (Chairman), Cathy Hendrickson and David Minella. Mr. Minella served as Chief Executive Officer and Chairman of our predecessor, Prospect Acquisition Corp., prior to the consummation of the merger between its wholly owned subsidiary and Kennedy-Wilson, Inc. on November 13, 2009. No other member of the Compensation Committee is (or ever was) an officer or employee of the Company or any of its subsidiaries. There are no Compensation Committee interlocks as defined by applicable SEC rules.

Compensation Policies and Practices As They Relate to the Company’s Risk Management

In connection with the implementation of its compensation philosophy, the Compensation Committee periodically evaluates the Company’s compensation practices in order to determine if the risks arising from such practices are reasonably likely to have a material adverse impact on the Company. The Compensation Committee conducted such an evaluation in 2016 and concluded that the practices were not reasonably likely to have such an impact. In reaching this conclusion, the Compensation Committee considered the structure of the Company’s short and long-term incentive compensation plans (both of which are described above) and noted, among other factors, the fact that restricted stock grants to senior executives tie a significant portion of compensation to the long-term success of the Company, and that the annual bonus plan is not mechanical in nature because, after the Compensation Committee has determined the overall size of any bonus pool, the portion of such pool allocated to an employee is based on both a quantitative and qualitative evaluation of that employee’s achievements in the sole discretion of the Compensation Committee. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Tables

2016 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of our NEOs for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Bonus	Stocks Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
William J. McMorrow	2016	$1,500,000	$—	$5,853,545	$10,000,000	$1,541,812	(2)	$18,895,357

Chairman and Chief	2015	1,500,000	3,000,000	8,814,500	10,000,000	1,492,479		24,806,979

Executive Officer	2014	1,171,528	1,000,000	18,600,000	10,000,000	212,068		30,983,596

Justin Enbody	2016	600,000		1,197,219	2,500,000	191,325	(3)	4,488,544
Chief Financial Officer	2015	600,000		2,074,000	2,500,000	183,665		5,357,665
	2014	500,000		4,340,000	1,500,000	24,834		6,364,834

Mary Ricks	2016	1,000,000	—	4,119,077	8,000,000	922,993	(4)	14,042,070

President and CEO,	2015	1,000,000	—	5,392,400	9,000,000	1,689,970		17,082,370

Kennedy Wilson Europe	2014	850,694	—	11,160,000	7,000,000	1,237,341		20,248,035
Kent Mouton	2016	800,000	—	1,429,187	3,000,000	452,406	(5)	5,681,593
General Counsel and	2015	800,000	—	2,696,200	3,000,000	450,200		6,946,400
Director	2014	620,076	—	4,960,000	2,300,000	51,260		7,931,336

Matt Windisch	2016	600,000	—	1,853,270	3,000,000	256,707	(6)	5,709,977

Executive Vice President	2015	600,000	500,000	2,696,200	3,000,000	238,495		7,034,695

	2014	500,000	—	5,580,000	2,300,000	52,764		8,432,764

(1)

The amounts in this column reflect the aggregate grant date fair value of each restricted stock award and each award of KWE RSUs computed in accordance with ASC Topic 718. The restricted stock award values are based on the probable outcome of the performance conditions to which such restricted stock is subject, which is also the maximum value assuming that the highest level of performance is achieved. Information regarding the valuation assumptions used in the calculations are included in Note 15 to the Company’s financial statements for the fiscal year ended December 31, 2016 contained in the Company’s Annual Report on Form 10-K. Grant-date fair values of the grants of KWE RSUs were as follows: Mr. McMorrow: $1,868,957; Mr. Enbody: $256,669; Ms. Ricks: $1,868,957; Mr. Mouton: $210,372; and Mr. Windisch: $634,455.

(2)

Includes $18,000 in car allowance payments; $1,500 in Company contributions to Mr. McMorrow’s account in the Company’s tax qualified 401(k) savings plan; dividend payments on unvested shares of restricted stock of $430,032; and life-insurance premium payments of $1,092,279.

(3)

Includes $1,500 in Company contributions to Mr. Enbody’s account in the Company’s tax qualified 401(k) savings plan; dividend payments on unvested shares of restricted stock of $85,825; and life-insurance premium payments of $104,000.

(4)

Includes $1,500 in Company contributions to Ms. Ricks’ account in the Company’s tax qualified 401(k) savings plan; payments provided in connection with Ms. Ricks’ overseas assignment, including $81,857 in cost-of-living payments, $165,000 for management of U.S. property, and $92,180 for reimbursement of U.K. occupancy expenses; dividend payments on unvested shares of restricted stock of $300,732; and $7,128 in tax equalization related payments; and life-insurance premium payments of $274,595.

(5)	Includes $102,406 of dividend payments on unvested shares of restricted stock; and life-insurance premium payments of $350,000.

(6)

Includes $1,500 in Company contributions to Mr. Windisch’s account in the Company’s tax qualified 401(k) savings plan; dividend payments on unvested shares of restricted stock of $131,207; and life-insurance premium payments of $124,000.

GRANTS OF PLAN BASED AWARDS

The following table provides information about plan based awards granted to our NEOs for 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimate Future Payouts Under Equity Incentive Plan Award s(2)

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
William J. McMorrow		—	—	$ 10,000,000	—	—	—
	03/01/16	—	—	—	—	—	—	119,233	1,868,957(3)
	08/31/16	—	—	—	—	212,500	—		3,984,588(4)
Justin Enbody		—	—	$ 10,000,000	—	—	—
	03/01/16							16,566	256,669(3)
	08/31/16	—	—	—	—	50,000	—		937,550(4)
Mary Ricks		—	—	$ 10,000,000	—	—	—
	03/01/16							119,233	1,868,957(3)
	08/31/16	—	—	—	—	120,000	—		2,250,120(4)
Kent Mouton		—	—	$ 10,000,000	—	—	—
	03/01/16							13,421	210,372(3)
	08/31/16	—	—	—	—	65,000	—		1,218,815(4)
Matt Windisch		—	—	$ 10,000,000	—	—	—
	03/01/16							40,476	634,455(3)
	08/31/16	—	—	$ 0	—	65,000	—		1,218,815(4)

(1)

The amounts in column (e) reflect the maximum amount payable with respect to performance units awarded under the Company’s annual bonus plan for 2016. Actual amounts paid to each participating named executive officer for 2016 are set forth in column “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a more complete description of the Company’s annual bonus plan, including how actual payouts are determined, see “Compensation Discussion and Analysis-Elements of Compensation- Annual Bonus”.

(2)

The amounts in column (g) reflect the shares that may vest in the event that the specified Return on Equity target is achieved. There is no threshold or maximum level under the award. For a more complete description of the vesting schedule, see “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Compensation”.

(3)

Represents the full grant date fair value of the award of KWE RSUs under ASC Topic 718 granted to the named executive officer during 2016. Please see “Executive Compensation – Other Executive Benefits” for additional information.

(4)

Represents the full grant date fair value of restricted stock awards under ASC Topic 718 granted to the named executive officer during 2016, based on the probable outcome of the performance conditions to which such restricted stock is subject, which is also the maximum value assuming that the highest level of performance is achieved.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth outstanding equity awards held by our NEOs at December 31, 2016.

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William J. McMorrow	1/26/2012	(3)	—	—	480,000	$9,840,000
	7/18/2014	(4)	—	—	450,000	9,225,000
	10/15/2015	(5)	—	—	283,334	5,808,347
	3/1/2016	(6)	119,233	1,410,526
	8/31/2016	(7)	—	—	212,500	4,356,250
Justin Enbody	1/26/2012	(3)	—	—	45,000	922,500
	7/17/2013	(8)	—	—	1,561	32,001
	7/18/2014	(4)	—	—	105,000	2,152,500
	10/15/2015	(5)	—	—	66,667	1,366,674
	3/1/2016	(6)	16,566	195,976
	8/31/2016	(7)	—	—	50,000	1,025,000
Mary Ricks	1/26/2012	(3)	—	—	390,000	7,995,000
	7/18/2014	(4)	—	—	270,000	5,535,000
	10/15/2015	(5)	—	—	173,334	3,553,347
	3/1/2016	(6)	119,233	1,410,526
	8/31/2016	(7)	—	—	120,000	2,460,000
Kent Mouton	1/26/2012	(3)	—	—	120,000	2,460,000
	7/18/2014	(4)	—	—	120,000	2,460,000
	10/15/2015	(5)	—	—	86,667	1,776,674
	3/1/2016	(6)	13,421	158,770
	8/31/2016	(7)	—	—	65,000	1,332,500
Matt Windisch	1/26/2012	(3)	—	—	135,000	2,767,500
	7/18/2014	(4)	—	—	135,000	2,767,500
	10/15/2015	(5)	—	—	86,667	1,776,674
	3/1/2016	(6)	40,476	478,831
	8/31/2016	(7)	—	—	65,000	1,332,500

(1)	Represents restricted stock awards granted to the NEOs which vest based on achievement of specified performance criteria.

(2)	Value is based on the closing price of our common stock of $20.50 on December 31, 2016, as reported on the NYSE.

(3)

The 2012 awards vest over a five year period from the date of grant with respect to (i) 10% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2012 fiscal year being met and the grantee being employed as of January 26, 2013, (ii) 10% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2013 fiscal year being met and the grantee being employed as of January 26, 2014, (iii) 10% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2014 fiscal year being met and the grantee being employed as of January 26, 2015, (iv) 10% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2015 fiscal year being met and the grantee being employed as of January 26, 2016, and (v) 60% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2016 fiscal year being met and the grantee being employed as of January 26, 2017.

(4)

The 2014 awards vest over a five year period from the date of grant with respect to (i) 20% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2014 fiscal year being met and the grantee being employed as of April 15, 2015, (ii)

20% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2015 fiscal year being met and the grantee being employed as of April 15, 2016, (iii) 20% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2016 fiscal year being met and the grantee being employed as of April 15, 2017, (iv) 20% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2017 fiscal year being met and the grantee being employed as of April 15, 2018, and (v) 20% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2018 fiscal year being met and the grantee being employed as of April 15, 2019.

(5)

The 2015 awards granted to the NEOs vest over a three year period from the date of grant with respect to (i) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2015 fiscal year being met and the grantee being employed as of March 15, 2016, (ii) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2016 fiscal year being met and the grantee being employed as of March 15, 2017, and (iii) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2017 fiscal year being met and the grantee being employed as of April 15, 2018. These awards are also subject to a no-sale period of three years from the date of the applicable vesting.

(6)

Represents grants of KWE RSUs to each of our NEOs during 2016 which vest over a three-year period from the date of grant, subject to continued employment through the vesting date. Please see “Executive Compensation – Other Executive Benefits” for additional information. Value is based on the closing price of KWE’s ordinary shares of $11.83 on December 31, 2016, as reported on the London Stock Exchange.

(7)

The 2016 awards granted to the NEOs vest over a three year period from the date of grant with respect to (i) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2016 fiscal year being met and the grantee being employed as of March 15, 2017, (ii) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2017 fiscal year being met and the grantee being employed as of March 15, 2018, and (iii) 33% of the shares subject to the award upon the occurrence of both the Return on Equity target for the 2018 fiscal year being met and the grantee being employed as of April 15, 2019. These awards are also subject to a no-sale period of three years from the date of the applicable vesting.

(8)

The restricted shares granted to Mr. Enbody during 2013 have similar vesting terms to the awards described in footnote (3) above, but in installments of 12.5% in each of 2014, 2015 and 2016 and 62.5% of the award in 2017.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the restricted stock awards held by our NEOs that vested during the fiscal year ended December 31, 2016, and the value realized by the NEOs on vesting.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

William J. McMorrow	—	—	371,666	$7,865,036

Justin Enbody	—	—	76,146	1,624,291

Mary Ricks	—	—	241,666	5,092,886

Kent Mouton	—	—	103,333	2,185,893

Matt Windisch	—	—	110,833	2,346,843

(1)	Value realized on vesting of restricted stock awards is based on the closing price of our common stock on the vesting date.

TERMINATION AND CHANGE IN CONTROL BENEFITS

This section describes and quantifies the additional amounts that would be payable to the NEOs in the event of their termination or a change in control of the Company as of December 31, 2016. For this purpose, the closing stock price of $20.50 on the last trading day in 2016, as reported on the NYSE, has been used.

Mr. McMorrow

Mr. McMorrow’s employment agreement provides that, in the event his employment with the Company is terminated by the Company without “Cause” (as defined below) or by Mr. McMorrow for “Good Reason” (as defined below): (i) Mr. McMorrow will continue to receive base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) throughout the remainder of the term of the employment agreement; (ii) Mr. McMorrow will receive an amount equal to the “Severance Amount” (as defined below) payable in one lump sum cash payment within 45 days after the date of termination; and (iii) the unvested portion of any equity-based compensation award granted to Mr. McMorrow shall immediately vest.

Mr. McMorrow’s employment agreement also provides that in the event that his employment with the Company is terminated by the Company due to his death or disability, (i) Mr. McMorrow will receive an amount equal to the greater of (A) the sum of the base salary that otherwise would have been paid throughout the remainder of the term of the employment agreement plus the amount of the performance bonus paid to Mr. McMorrow for the prior calendar year, and (B) such other amount as determined by the Compensation Committee in its sole discretion; and (ii) the unvested portion of any equity-based compensation award granted to Mr. McMorrow shall immediately vest. With respect to subsection (i) above, the employment agreement provides the Compensation Committee with the discretion to discharge the Company’s obligations by paying the amount either in one lump sum or from proceeds of an insurance policy, the beneficiary of which will be Mr. McMorrow. The Company discharged its obligation to pay cash severance to Mr. McMorrow upon a termination of his employment with the Company due to his death by purchasing and paying for the premiums of a life insurance policy for Mr. McMorrow. See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details regarding the life insurance policy.

For purposes of the employment agreement with Mr. McMorrow, “Severance Amount” means an amount equal to (A) three times the average of the sum of: (i) base salary; (ii) performance bonus; and (iii) value of the annual equity-based compensation award granted to Mr. McMorrow, with (i), (ii) and (iii) based on the actual amounts of each of the foregoing for the three fiscal years prior to the fiscal year in which termination without Cause or resignation for Good Reason (as applicable) occurs, less (B) (x) an amount equal to Mr. McMorrow’s monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement. For purposes of calculating Mr. McMorrow’s severance amount, the value of the equity-based compensation award shall be, with respect to each fiscal year, the greater of: (i) the grant date fair value of the award for such fiscal year; or (ii) $4.0 million.

For purposes of the employment agreements with each of the NEOs (as further described below):

●

“Cause” means the occurrence of any of the following events (and the executive’s failure to cure such event(s), to the extent curable, following the executive’s receipt of written notice from the Company): (i) the executive is convicted of, after the exhaustion of all appeals, or pleads guilty or nolo contendere to a charge of the commission of a felony involving moral turpitude; (ii) the executive has engaged in gross neglect or willful misconduct in carrying our his or her duties, which is reasonably expected to result in material economic or material reputational harm to the Company; or (iii) the executive materially breaches any material provision of the employment agreement which is reasonably expected to result in material economic or material reputational harm to the Company.

●

“Good Reason” means the occurrence of any of the following events (and the Company’s failure to cure such event(s) following its receipt of written notice from the executive): (i) the Company instructs the executive to work full-time or substantially full-time at any location that is not acceptable to the executive (other than the Company’s main headquarters or any other Company headquarters within twenty miles of Beverly Hills, California); (ii) the Company eliminates or materially reduces the executive’s responsibilities, authorities or duties; (iii) a Change in Control (as defined below) occurs; (iv) the Company materially reduces the executive’s base compensation or (v) the Company materially breaches the terms of the applicable employment agreement.

●

“Change in Control” shall be deemed to occur upon the first to occur of any of the following events: (i) any person becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) a merger, consolidation or other business combination as a result of which the beneficial ownership of shares or securities representing more than 50% of the total fair market value or total voting power of the Company is acquired by any person; (iii) the sale or disposition of all or substantially all of the Company’s assets to any person; or (iv) within any 12-month period, the incumbent directors of the Company’s board of directors shall cease to constitute at least a majority of the board of directors of the Company, or of any successor to the Company; provided, however, that any director elected to the board of directors, or nominated for election by a majority of the board of directors then still in office, shall be deemed to be an incumbent director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board of directors (including, but not limited to, any such assumption that results from subsections (i), (ii) or (iii) of this definition).

Mr. Enbody

Mr. Enbody’s employment agreement provides that, in the event his employment with the Company is terminated by the Company without “Cause” (as defined above) or by Mr. Enbody for “Good Reason” (as defined above): (i) Mr. Enbody will continue to receive base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the term of the employment agreement; (ii) Mr. Enbody will receive an amount equal to the “Severance Amount” (as defined below) payable in one lump sum cash payment within 45 days after the date of termination; and (iii) the unvested portion of any equity-based compensation award granted to Mr. Enbody shall immediately vest.

Mr. Enbody’s employment agreement also provides that in the event that his employment with the Company is terminated by the Company due to his death or disability, (i) Mr. Enbody will receive an amount equal to the greater of (A) the sum of the base salary that otherwise would have been paid throughout the remainder of the term of the employment agreement plus the amount of the performance bonus paid to Mr. Enbody for the prior calendar year, and (B) such other amount as determined by the Compensation Committee in its sole discretion; and (ii) the unvested portion of any equity-based compensation award granted to Mr. Enbody shall immediately vest. With respect to subsection (i) above, the employment agreement provides the Compensation Committee with the discretion to discharge the Company’s obligations by paying the amount either in one lump sum or from proceeds of an insurance policy, the beneficiary of which will be Mr. Enbody. The Company discharged its obligation to pay cash severance to Mr. Enbody upon a termination of his employment with the Company due to his death by purchasing and paying for the premiums of a life insurance policy for Mr. Enbody. See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details regarding the life insurance policy.

For purposes of the employment agreement with Mr. Enbody, “Severance Amount” means an amount equal to (A) two times the average of the sum of: (i) base salary; (ii) performance bonus; and (iii) value of the annual equity-based compensation award granted to Mr. Enbody, with (i), (ii) and (iii) based on the actual amounts of each of the foregoing for the three fiscal years prior to the fiscal year in which termination without Cause or resignation for Good Reason (as applicable) occurs, less (B) (x) an amount equal to Mr. Enbody’s monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement. For purposes of calculating Mr. Enbody’s severance amount, the value of the annual equity-based compensation award shall be, with respect to each fiscal year, the greater of: (i) the grant date fair value of the award for such fiscal year; or (ii) $1.5 million.

Ms. Ricks

Ms. Ricks’ employment agreement provides that, in the event her employment with the Company is terminated by the Company without “Cause” (as defined above) or by Ms. Ricks for “Good Reason” (as defined above): (i) Ms. Ricks will continue to receive base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) throughout the remainder of the term of the employment agreement; (ii) Ms. Ricks will receive an amount equal to the “Severance Amount” (as defined below) payable in one lump sum cash payment within 45 days after the date of termination; and (iii) the unvested portion of any equity-based compensation award granted to Ms. Ricks shall immediately vest.

Ms. Ricks’ employment agreement also provides that in the event that her employment with the Company is terminated by the Company due to her death or disability, (i) Ms. Ricks will receive an amount equal to the greater of (A) the sum of the base salary that otherwise would have been paid throughout the remainder of the term of the employment agreement plus the amount of the performance bonus paid to Ms. Ricks for the prior calendar year, and (B) such other amount as determined by the Compensation Committee in its sole discretion; and (ii) the unvested portion of any equity-based compensation award granted to Ms. Ricks shall immediately vest. With respect to subsection (i) above, the employment agreement provides the Compensation Committee with the discretion to discharge the Company’s obligations by paying the amount either in one lump sum or from proceeds of an insurance policy, the beneficiary of which will be Ms. Ricks. The Company discharged its obligation to pay cash severance to Ms. Ricks upon a termination of her employment with the Company due to her death by purchasing and paying for the premiums of a life insurance policy for Ms. Ricks. See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details regarding the life insurance policy.

For purposes of the employment agreement with Ms. Ricks, “Severance Amount” means an amount equal to (A) two times the average of the sum of: (i) base salary; (ii) performance bonus; and (iii) value of the annual equity-based compensation award granted to Ms. Ricks, with (i), (ii) and (iii) based on the actual amounts of each of the foregoing for the three fiscal years prior to the fiscal year in which termination without Cause or resignation for Good Reason (as applicable) occurs, less (B) (x) an amount equal to Ms. Ricks’ monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement. For purposes of calculating Ms. Ricks’ severance amount, the value of the annual equity-based compensation award shall be, with respect to each fiscal year, the greater of: (i) the grant date fair value of the award for such fiscal year; or (ii) $3.0 million.

Mr. Windisch

Mr. Windisch’s employment agreement provides that, in the event his employment with the Company is terminated by the Company without “Cause” (as defined above) or by Mr. Windisch for “Good Reason” (as defined above): (i) Mr. Windisch will continue to receive base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the term of the employment agreement; (ii) Mr. Windisch will receive an amount equal to the “Severance Amount” (as defined below) payable in one lump sum cash payment within 45 days after the date of termination; and (iii) the unvested portion of any equity-based compensation award granted to Mr. Windisch shall immediately vest.

Mr. Windisch’s employment agreement also provides that in the event that his employment with the Company is terminated by the Company due to his death or disability, (i) Mr. Windisch will receive an amount equal to the greater of (A) the sum of the base salary that otherwise would have been paid throughout the remainder of the term of the employment agreement plus the amount of the performance bonus paid to Mr. Windisch for the prior calendar year, and (B) such other amount as determined by the Compensation Committee in its sole discretion; and (ii) the unvested portion of any equity-based compensation award granted to Mr. Windisch shall immediately vest. With respect to subsection (i) above, the employment agreement provides the Compensation Committee with the discretion to discharge the Company’s obligations by paying the amount either in one lump sum or from proceeds of an insurance policy, the beneficiary of which will be Mr. Windisch. The Company discharged its obligation to pay cash severance to Mr. Windisch upon a termination of his employment with the Company due to his death by purchasing and paying for the premiums of a life insurance policy for Mr. Windisch. See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details regarding the life insurance policy.

For purposes of the employment agreement with Mr. Windisch, “Severance Amount” means an amount equal to (A) two times the average of the sum of: (i) base salary; (ii) performance bonus; and (iii) value of the annual equity-based compensation award granted to Mr. Windisch, with (i), (ii) and (iii) based on the actual amounts of each of the foregoing for the three fiscal years prior to the fiscal year in which termination without Cause or resignation for Good Reason (as applicable) occurs, less (B) (x) an amount equal to Mr. Windisch’s monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement. For purposes of calculating Mr. Windisch’s severance amount, the value of the annual equity-based compensation award shall be, with respect to each fiscal year, the greater of: (i) the grant date fair value of the award for such fiscal year; or (ii) $2.0 million.

Mr. Mouton

Mr. Mouton’s employment agreement provides that, in the event his employment with the Company is terminated by the Company without “Cause” (as defined above) or by Mr. Mouton for “Good Reason” (as defined above): (i) Mr. Mouton will continue to receive base salary and benefit continuation (other than continued participation in the Company’s 401(k) plan) through the remainder of the term of the employment agreement; (ii) Mr. Mouton will receive an amount equal to the “Severance Amount” (as defined below) payable in one lump sum cash payment within 45 days after the date of termination; and (iii) the unvested portion of any equity-based compensation granted to Mr. Mouton shall immediately vest.

Mr. Mouton’s employment agreement also provides that in the event that his employment with the Company is terminated by the Company due to his death or disability, (i) Mr. Mouton will receive an amount equal to the greater of (A) the sum of the base salary that otherwise would have been paid throughout the remainder of the term of the employment agreement plus the amount of the performance bonus paid to Mr. Mouton for the prior calendar year, and (B) such other amount as determined by the Compensation Committee in its sole discretion; and (ii) the unvested portion of any equity-based compensation granted to Mr. Mouton shall immediately vest. With respect to subsection (i) above, the employment agreement provides the Compensation Committee with the discretion to discharge the Company’s obligations by paying the amount either in one lump sum or from proceeds of an insurance policy, the beneficiary of which will be Mr. Mouton. The Company discharged its obligation to pay cash severance to Mr. Mouton upon a termination of his employment with the Company due to his death by purchasing and paying for the premiums of a life insurance policy for Mr. Mouton.    See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details regarding the life insurance policy.

For purposes of the employment agreement with Mr. Mouton, “Severance Amount” means an amount equal to (A) two times the average of the sum of: (i) base salary; (ii) performance bonus; and (iii) value of the annual equity-based compensation award granted to Mr. Mouton, with (i), (ii) and (iii) based on the actual amounts of each of the foregoing for the three fiscal years prior to the fiscal year in which termination without Cause or resignation for Good Reason (as applicable) occurs, less (B) (x) an amount equal to Mr. Mouton’s monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement. For purposes of calculating Mr. Mouton’s severance amount, the value of the annual equity-based compensation award shall be, with respect to each fiscal year, the greater of: (i) the grant date fair value of the award for such fiscal year; or (ii) $1.75 million.

The table below sets forth estimated payments with respect to Messrs. McMorrow, Enbody, Windisch and Mouton and Ms. Ricks upon the termination of employment with the Company under various circumstances and upon a change in control. The amounts in the table assume that the restricted stock granted to Messrs. McMorrow, Enbody, Windisch and Mouton and Ms. Ricks will vest in full and any applicable performance goals will be deemed satisfied on the date of such termination or change in control.

Name	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason(1)	Death(2)	Disability	Change in Control Only (No Termination)	Involuntary Termination Without Cause or For Good Reason In Connection with Change in Control(1)
William McMorrow
Cash Severance	$—	$66,036,028	$—	$19,900,000	$—	$66,036,028
Equity Award Acceleration(3)	—	29,229,597	29,229,597	29,229,597	29,229,597	29,229,597
Continued Benefits(4)	—	56,141	—	—	—	56,141
280G Cutback(5)	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$95,321,766	$29,229,597	$49,129,597	$29,229,597	$95,321,766

Justin Enbody
Cash Severance	$—	$9,637,111	$—	$4,280,000	$—	$9,637,111
Equity Award Acceleration(3)	—	5,498,674	5,498,674	5,498,674	5,498,674	5,498,674
Continued Benefits(4)	—	15,842	—		—	15,842
280G Cutback(5)	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$15,151,627	$5,498,674	$9,778,674	$5,498,674	$15,151,627

Mary Ricks
Cash Severance	$—	$28,768,729	$—	$13,600,000	$—	$28,768,729
Equity Award Acceleration(3)	—	19,543,347	19,543,347	19,543,347	19,543,347	19,543,347
Continued Benefits(4)	—	56,141	—	—	—	56,141
280G Cutback(5)	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$48,368,217	$19,543,347	$33,143,347	$19,543,347	$48,368,217

Kent Mouton
Cash Severance	$—	$11,817,517	$—	$5,373,333	$—	$11,817,517
Equity Award Acceleration(3)	—	8,029,174	8,029,174	8,029,174	8,029,174	8,029,174
Continued Benefits(4)	—	15,842	—	—	—	15,842
280G Cutback(5)	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$19,862,533	$8,029,174	$13,402,507	$8,029,174	$19,862,533

Matthew Windisch
Cash Severance	$—	$12,759,133	$—	$5,280,000	$—	$12,759,133
Equity Award Acceleration(3)	—	8,644,174	8,644,174	8,644,174	8,644,174	8,644,174
Continued Benefits(4)	—	15,842	—	—	—	15,842
280G Cutback(5)	N/A	N/A	N/A	N/A	N/A	—

Total	$—	$21,419,149	$8,644,174	$13,924,174	$8,644,174	$21,419,149

(1)

Cash severance is continued base salary through the remainder of the term plus a lump-sum equal to 2X (3X for Mr. McMorrow) the average of the sum of base pay, bonus, and the value of stock awards for the three prior fiscal years, less (x) an amount equal to the executive’s monthly base salary in effect as of the time of such termination multiplied by (y) the number of months remaining in the term of the employment agreement.

(2)

The Company discharged its obligation to pay cash severance to each of the NEOs upon a termination of his/her employment with the Company due to his/her death by purchasing and paying for the premiums of a life insurance policy for each NEO. See “Compensation Discussion and Analysis-Elements of Compensation-Other Executive Benefits” for additional details. The amounts payable under the life insurance policies upon each NEO’s death is as follows: Mr. McMorrow: $32 million; Mr. Enbody: $3.98 million; Ms. Ricks: $25 million; Mr. Mouton: $9.8 million; and Mr. Windisch: $4.48 million.

(3)	Based on the December 31, 2016 closing stock price of $20.50.

(4)	Continued benefits consist of benefit continuation (other than continued participation in the Company’s 401(k) plan) throughout the remainder of the executive’s employment term.

(5)

The employment agreements provide that, in the event that any severance or change in control payments or benefits would subject the executive to the excise tax imposed by Section 4999 of the Tax Code, then such payments or benefit will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Tax Code, but only if, by reason of such reduction, the net after-tax benefit received by the executive will exceed the net after-tax benefit received by such executive if no such reduction was made. No cutbacks are expected based on assumptions used.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 regarding shares outstanding and available for issuance under our Amended and Restated 2009 Equity Participation Plan:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted Average Price of Outstanding Stock Options	Number of Shares Available for Future Issuance
Equity compensation plans approved by our stockholders	—	N/A	7,904

Equity compensation plans not approved by our stockholders	—	N/A	—

PROPOSAL 2

APPROVAL OF THE SECOND AMENDED AND RESTATED

2009 EQUITY PARTICIPATION PLAN

Required Vote

The affirmative vote of a majority of shares cast and present in person or represented by proxy at the meeting is required to approve the Second Amended and Restated 2009 Equity Participation Plan.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN.

Background

On April 28, 2017, subject to approval of the Company’s stockholders, the Board of Directors of the Company approved and adopted the Company’s Second Amended and Restated 2009 Equity Participation Plan (the “Second Amended and Restated Plan”), which makes the following key amendments to the Company’s existing Amended and Restated 2009 Equity Participation Plan (the “First Amended and Restated Plan”):

●

Increases the aggregate number of shares of Common Stock of the Company that may be issued pursuant to the Amended Plan by an additional 3,300,000 shares, to a total authorization of 14,945,000 shares;

●

Adds a minimum vesting period such that awards granted under the Second Amended and Restated Plan will not vest earlier than the first anniversary of the applicable grant date (subject to limited exceptions);

●	Prohibits the payment of dividends and distribution equivalent rights on unvested equity awards;

●	Prohibits the discretionary accelerated vesting of awards, other than in connection with a change in control of the Company or a termination of the holder’s service due to death or disability;

●

Allows for shares of stock withheld to satisfy the tax obligations associated with restricted stock awards, restricted stock unit awards, performance unit awards and performance share awards (but not for stock options or stock appreciation rights), up to the minimum statutory tax rate, to again become available for grant pursuant to the Second Amended and Restated Plan;

●

Provides that the following shares will not be added back to the share reserve and cannot be used again for grants pursuant to the Second Amended and Restated Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with stock options or stock appreciation rights, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options; and

●	Limits the grant-date value of awards granted to non-employee directors during any one calendar year to $600,000.

The Second Amended and Restated Plan will become effective on the date on which it is approved by the Company’s stockholders. Unless and until the Company’s stockholders approve the Second Amended and Restated Plan, we will continue to grant awards under the terms of the First Amended and Restated Plan using the shares available for issuance thereunder. If the Second Amended and Restated Plan is not approved by the Company’s stockholders, the Second Amended and Restated Plan will not become effective, the First Amended and Restated Plan will continue in effect, and we may continue to grant awards under the First Amended and Restated Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

The Company’s stockholders are also being asked to approve the Second Amended and Restated Plan to (i) meet the stockholder approval requirements of the NYSE, (ii) enable the Company to grant incentive stock options, and (iii) satisfy the stockholder approval requirements of Section 162(m) of the Tax Code with respect to awards granted pursuant to the Second Amended and Restated Plan that are intended to qualify as “performance-based compensation” under Section 162(m). Specifically, stockholder approval of the Second Amended and Restated Plan will constitute approval of the material terms of the performance goals that may apply to awards granted under the Second Amended and Restated Plan, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2022 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Second Amended and Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Tax Code relating to incentive stock options.

The material features of the Second Amended and Restated Plan are described below. The description in this proposal is qualified in its entirety by reference to full text of the Second Amended and Restated Plan, a copy of which is attached as Appendix B to this proxy statement.

Shares Available for Issuance

In 2009, the Board adopted, and the stockholders of the Company approved, the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the “Original Plan”). In 2012, the Board of Directors adopted, and the stockholders of the Company approved, the First Amended and Restated Plan, which was subsequently amended in 2014 and which, as amended, made various changes to the Original Plan, including increasing the number of shares available for issuance from 5,645,000 to 11,645,000 shares in 2014, of which 45,404 remained available for issuance as of April 28, 2017.

The Company is asking stockholders to approve the Second Amended and Restated Plan adopted by the Board of Directors on April 28, 2017 to, among other things, increase the number of shares of our common stock available for issuance thereunder by 3,300,000 shares, to 14,945,000 shares.

As of April 28, 2017, there were 114,237,750 of our common shares outstanding, an aggregate of 2,585,794 shares were subject to outstanding awards under the First Amended and Restated Plan, and 45,404 shares remained available for issuance pursuant to awards under the First Amended and Restated Plan.

The Board of Directors recommends that the Company’s stockholders approve the Second Amended and Restated Plan because it believes the Company’s continued ability to grant equity-based awards is important to enhancing stockholder value. Absent approval of the Second Amended and Restated Plan, the Company will have very few shares available for grant under the First Amended and Restated Plan, which the Company believes will adversely affect its ability to recruit, retain, and motivate employees through the use of long-term incentives.

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the 2014 through 2016 period, and the corresponding burn rate, which is defined as the number of shares subject to awards granted (or, for awards subject to performance-based vesting, earned) in a fiscal year divided by the weighted-average common shares outstanding for last three fiscal years:

Year	Time-Based Shares Granted(1)	Performance- Based Shares Earned(2)	Total Full Value Awards Granted/Earned	Weighted Average Common Shares Outstanding	Current Burn Rate(3)

2016	37,500	1,461,731	1,499,231	109,094,530	1.37%
2015	75,000	1,019,990	1,094,990	103,261,513	1.06%
2014	125,000	830,494	955,494	89,200,855	1.07%

3-Year Average	1.17%

(1)	Shares of restricted stock granted to non-employee directors.

(2)	Performance-based restricted stock awards earned by NEOs and other employees in each fiscal year based on the achievement of ROE goals.

(3)	Burn rate is equal to the total full value awards granted/earned as a percentage of the weighted average common shares outstanding during the year.

Reasons for the Second Amended and Restated Plan

In its determination to recommend that the Board approve the Second Amended and Restated Plan, the Compensation Committee reviewed an analysis prepared by FTI Consulting, Inc. (“FTI”), its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the Second Amended and Restated Plan. This review included a consideration of the following key metrics and factors:

Reasonable Plan Costs

•	Reasonable number of additional shares requested – 3,300,000 shares requested

•	Awards would not have a substantially dilutive effect (approximately 2.9% of shares outstanding)

•

Allow for share recycling on net settled restricted stock awards, restricted stock unit awards, performance unit awards and performance share awards – deemed appropriate as returning shares withheld to satisfy tax withholding obligations to the Second Amended and Restated Plan has no additional dilutive impact to shareholders above the 2.9%

•	Estimated plan duration of three years

Responsible Grant Practices

•	1.17% three-year average burn rate (based on performance shares earned during each relevant fiscal year)

•	Equity awards granted to our NEOs under the Amended and Restated Equity Participation Plan are 100% performance-based

•	NEOs are subject to a three-year mandatory holding period following the vesting date on all KW equity awards granted

Stockholder-Friendly Plan Features

•	No dividends will be paid on unvested equity awards

•	Minimum one-year vesting requirement on all equity grants, with limited exceptions

•	Prohibits the discretionary accelerated vesting of awards, other than in connection with a change in control of the Company or a termination of the holder’s service due to death or disability

•	No repricing of options or stock appreciation rights permitted without stockholder approval

•	No cash buyouts of stock options or stock appreciation rights without stockholder approval

•	Limits the grant-date value of awards granted to non-employee directors during any one calendar year to $600,000

•	The Compensation Committee, which consists only of non-employee directors who are “independent” under the listing standards of the NYSE, will administer the plan

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Company believes that the size of the share reserve under the Amended and Restated Plan represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are a critical component of our overall compensation program as described above. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Summary of Second Amended and Restated Plan

Purpose

The purposes of the Second Amended and Restated Plan are to attract and retain the best available personnel for positions of substantial responsibility, to promote the success of the Company’s business, to provide additional incentives to key management employees, directors and consultants and to align the interests of such personnel with the interests of the Company stockholders.

Administration

With respect to awards granted to non-employee directors, the Second Amended and Restated Plan is administered by the full Board. With respect to all other awards, the Second Amended and Restated Plan is administered by the Compensation Committee. Each of the Compensation Committee members must be: (i) an “outside director” within the meaning of Section 162(m) of the Tax Code, (ii) a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and (iii) “independent” for purposes of any applicable listing requirements. The Board or the Compensation Committee may delegate to a committee of the Board comprised of persons who are not (A) “outside directors” the authority to grant awards to persons who are not “covered employees” within the meaning of Section 162(m) of the Code and/or (B) “non-employee directors” the authority to grant awards to persons who are not subject to the requirements of Section 16 of the Exchange Act.

The plan administrator has the exclusive authority to administer the Second Amended and Restated Plan, including, but not limited to, the power to designate participants to whom awards under the Second Amended and Restated Plan may from time to time be made, the types, sizes and terms of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price, form of payment and timing of awards. Absent specific rules to the contrary, action by the Compensation Committee requires the consent of a majority of the members of the Compensation Committee.

Eligibility

Employees, directors and consultants of the Company or any affiliate corporation will be eligible to receive stock options, awards of restricted stock, restricted stock units, distribution equivalent rights, performance stock awards, performance unit awards and stock appreciation rights under the Second Amended and Restated Plan. As of April 28, 2017, approximately 550 individuals (including approximately 500 employees and 5 non-employee independent directors) were eligible to participate in the First Amended and Restated Plan. Only employees of the Company or any subsidiary corporation are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Tax Code.

Limitation on Awards and Shares Available for Awards

The maximum number of shares of Common Stock that currently may be issued pursuant to awards under the First Amended and Restated Plan is 11,645,000 shares. Subject to certain adjustments set forth in the Second Amended and Restated Plan, if the Second Amended and Restated Plan is approved by the Company’s stockholders, the maximum number of shares of Common Stock that may be issued pursuant to awards thereunder, giving effect to the proposed increase of the number of shares available for grant thereunder, will be 14,945,000.

Stock to be offered pursuant to grants of awards under the Second Amended and Restated Plan may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued, outstanding and reacquired by the Company.

If an award under the Second Amended and Restated Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Second Amended and Restated Plan. Shares that again become available for issuance in accordance with the foregoing will be added back to the share limit. Any shares of Common Stock that are withheld by the Company as full or partial payment to satisfy the tax withholding obligation, up to the minimum statutory amount for each participant, in connection with any awards under the Second Amended and Restated Plan, other than awards of stock options and stock appreciation rights, shall again become available for grant under the Second Amended and Restated Plan. However, the following shares may not be used again for grant under the Second Amended and Restated Plan: (i) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with stock options or stock appreciation rights, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise, and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.

The Second Amended and Restated Plan authorizes grants to employees of the Company or any subsidiary corporation of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Tax Code. The Second Amended and Restated Plan also authorizes grants of non-qualified stock options, restricted stock, restricted stock units, distribution equivalent rights, performance stock awards, performance unit awards and stock appreciation rights to eligible employees, consultants and directors of the Company or any affiliate corporation.

The maximum aggregate number of shares of Common Stock that may be subject to one or more awards to an employee pursuant to the Second Amended and Restated Plan during any calendar year is 2,000,000 shares. The maximum amount that may be paid in cash with respect to one or more awards granted pursuant to the Second Amended and Restated Plan that are payable in cash to any employee during any calendar year is $10,000,000.

If the Company’s stockholders approve the Second Amended and Restated Plan, the maximum aggregate grant-date value of awards which may be granted to any non-employee director under the Second Amended and Restated Plan in any calendar year will be $600,000 (the “Director Limit”).

Stock Options

Stock options granted under the Second Amended and Restated Plan may be either incentive stock options (subject to the limitations discussed above) or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Second Amended and Restated Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. No incentive stock option may be granted to a grantee who owns more than 10% of the Company’s stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

The plan administrator will determine the methods by which the exercise price of a stock option may be paid and the form of payment. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option’s exercise by delivering shares of Common Stock owned by the participant for at least six (6) months; by withholding shares issuable upon the exercise of the option; by delivering a notice that the participant has placed a market sell order or margin loan with a broker with respect to the shares of Common Stock then issuable upon exercise of the option pursuant to an extension of credit by the Company, subject to compliance with Section 13(k) of the Exchange Act, and directing the broker to pay a sufficient portion of the sale or margin loan proceeds to the Company in satisfaction of the option exercise price; or by delivering such other form of payment as determined by the plan administrator. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an incentive stock option granted to a grantee who owns more than 10% of the Company’s stock, five years from the date of grant).

Restricted Stock Awards

Restricted stock awards will be evidenced by a written restricted stock award agreement which may provide for restrictions on transferability during the restriction period, specify the terms and conditions with respect to the forfeiture of the restricted stock award, set forth the price, if any, a participant is required to pay for the restricted stock and such other restrictions, in each case, as the plan administrator may determine in its discretion. If provided in the restricted stock award agreement, the participant will have voting and other stockholder rights. However, if the Second Amended and Restated Plan is approved, dividends will not be paid on the shares underlying restricted stock awards unless and until the applicable restrictions lapse and the restricted shares vest.

Restricted Stock Unit Awards

Restricted stock unit awards will be evidenced by a written restricted stock unit award agreement which will set forth the individual service-based and/or performance-based vesting requirements, effect of termination of service prior to the expiration of the applicable vesting period and such other restrictions as the plan administrator may determine in its discretion. Upon vesting, the participant will be entitled to receive a payment in cash or shares of Common Stock, as determined by the plan administrator and set forth in the restricted stock unit award agreement.

Performance Unit Awards

Performance unit awards will be evidenced by a written performance unit award agreement which will set forth the individual performance goals, the period of time to which such goals apply, the number of units awarded, the dollar value assigned to each such unit and such other restrictions as the plan administrator may determine in its discretion, including the effect of termination of service prior to the expiration of the applicable performance period. Upon the satisfaction of the performance goals, the participant will be entitled to receive a cash payment equal to the dollar value assigned to such unit pursuant to the applicable award agreement. The performance unit award agreement may provide that, depending on the degree of performance achieved, different amounts of performance units, or no performance units, may be earned or become payable.

Performance Share Awards

Performance share awards will be evidenced by a written performance share award agreement which will set forth the individual performance goals, the period of time to which such goals apply, the number of shares of Common Stock subject to such award and such other restrictions as the plan administrator may determine in its discretion, including the effect of termination of service prior to the expiration of the applicable performance period. Upon the satisfaction of the performance goals, the participant will be entitled to receive the number of shares of Common Stock subject to such award. The performance share award agreement may provide that, depending on the degree of performance achieved, different number of shares of Common Stock, or no Common Stock, may be earned or become payable. A participant will have no rights as a stockholder of the Company until such time, if any, as the participant actually receives shares pursuant to the award.

Distribution Equivalent Rights Award

Distribution equivalent rights awards will be evidenced by a distribution equivalent rights award agreement which will indicate whether a participant is to receive under such award credits in cash or have such credits reinvested or whether the participant may choose among such alternatives. Distribution equivalent rights may be settled in cash or distributions of shares of Common Stock equal in amount to the distributions that would have been made to the participant if such participant held a specified number of shares of the Common Stock during the period the participant held the right. A distribution equivalent rights award may be awarded in tandem with another award, in which case, it will expire, terminate or be forfeited under the same conditions as such other award. The applicable award agreement may provide for the accrual and crediting of interest on a distribution equivalent right to be settled in cash; however, if the Second Amended and Restated Plan is approved, distribution equivalent rights will not be paid on the shares underlying awards unless and until the underlying shares become vested. No distribution equivalent rights will be payable with respect to stock options or stock appreciation rights.

Stock Appreciation Rights Award

Each stock appreciation rights award will be evidenced by a stock appreciation rights award agreement which will set forth (i) the base value for the stock appreciation right, which generally is at least 100% of the fair market value of the Common Stock on the date of the award, (ii) the number of shares of Common Stock subject to such stock appreciation right, and (iii) the period during which the stock appreciation right may be exercised. Upon exercise, the participant is entitled to a payment, in cash or shares of Common Stock, or a combination of both, of an amount based upon the increase in the price of the Common Stock over the base value. Stock appreciation rights may be granted in tandem with stock options in which case their base value, exercisability and expiration are determined by reference to the terms of the related option.

Performance-Based Awards

The plan administrator will determine whether grants of awards under the Second Amended and Restated Plan to employees who are or may be “covered employees,” as defined in Section 162(m) of the Tax Code are intended to be “performance-based” awards within the meaning of Section 162(m) of the Tax Code in order to preserve the deductibility of these awards for federal income tax purposes.

Any performance goal(s) applicable to awards intended to qualify as performance-based compensation shall be objective, established not later than ninety (90) days after the beginning of any applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Tax Code) and otherwise meet the requirements of Section 162(m) of the Tax Code, including the requirement that the outcome of the performance goal or goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Tax Code) at the time established.

The performance goals to be utilized under the Second Amended and Restated Plan to establish performance goals shall consist of objective tests based on one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance goals may be established on a company-wide basis or with respect to one or more company business units, divisions, subsidiaries or individuals; and measured either quarterly, annually or over a period of years, in absolute terms, relative to a pre-established target, to the performance of one or more similarly situated companies, or to the performance of an index covering a peer group of companies, in each case as specified by the Compensation Committee.

When establishing performance goals for the applicable performance period, the Compensation Committee may exclude any or all “extraordinary items” as determined under United States generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the Securities and Exchange Commission pursuant to the Exchange Act.

For purposes of Section 162(m) of the Tax Code, the maximum aggregate amount, payable in cash, which may be paid to an employee under the Second Amended and Restated Plan during any calendar year with respect to one or more awards payable in cash shall be $10,000,000.

Minimum Vesting Requirement

The Second Amended and Restated Plan contains a minimum vesting period which provides that no award agreements will provide for vesting of the award thereunder earlier than one year after the applicable grant date; provided, however, that the Compensation Committee may accelerate the vesting of an award in the case of a grantee’s termination of service due to death or disability or a Change of Control (as defined in the Second Amended and Restated Plan or in the applicable award agreement), notwithstanding such minimum vesting provisions; and provided further that, awards granted after the effective date of the Second Amended and Restated Plan that cover, in the aggregate, no more than 5% of the shares of Common Stock reserved for issuance under the Second Amended and Restated Plan may be granted without regard to such minimum vesting provisions.

Prohibition Against Repricing

The Compensation Committee is not permitted to reduce the exercise price of any outstanding option or stock appreciation right, or grant any new award or make any payment of cash in substitution for or upon the cancellation of options or stock appreciation rights previously granted when the exercise price thereof exceeds the fair market value of the underlying shares, unless such action is approved in advance by the a majority of the Company’s shareholders or results from a Change of Control or certain other adjustments provided in the Second Amended and Restated Plan.

No Dividends and Distribution Equivalent Rights on Unvested Awards

If the Second Amended and Restated Plan is approved, no dividends or distribution equivalent rights with respect to an unvested award (or portion thereof) will be paid until the applicable vesting conditions are subsequently satisfied and the award vests, and any dividends or distribution equivalent rights with respect to the portion of an award that does not vest shall be forfeited.

Transferability of Awards

Under the Second Amended and Restated Plan, awards may not be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a holder, other than by will or the laws of descent and distribution or, except for an incentive stock option, by gift to a family member of the holder or pursuant to a valid separation agreement and divorce decree.

Termination of Employment, Director Status or Consultant Status

Termination of Employment or Director Status. Except as otherwise provided by an applicable award agreement or employment agreement, if a participant’s employment with, or status as a director of, the Company or any affiliate corporation terminates, a participant’s rights to exercise stock options and stock appreciation rights will terminate:

●

Ninety (90) days (or three (3) months in the case of incentive stock options) after the date of termination of employment or status as a director, if such termination is for a reason other than the participant’s total and permanent disability or death; or

●	One year after the date of termination of employment or status as a director, if such termination is on account of the participant’s total and permanent disability or death.

Termination of Consultant Status. Except as otherwise provided by the applicable award agreement, if a participant’s status as a consultant of the Company or any affiliate corporation terminates, a participant’s rights to exercise stock options and stock appreciation rights will terminate:

●	Ninety (90) days after the date of termination of the status as a consultant, if such termination is for a reason other than the participant’s total and permanent disability or death; or

●	One year after the date of termination of the status as a consultant, if such termination is on account of the participant’s total and permanent disability or death.

If a participant’s employment with, or status as a director or consultant of, the Company or any affiliate corporation terminates for any reason prior to the satisfaction or lapse of the restrictions, vesting requirements, or terms and conditions applicable to an award of restricted stock or restricted stock unit, the restricted stock or restricted stock unit, as the case may be, will immediately be canceled, and the participant will forfeit any rights or interests with respect to any such restricted stock or restricted stock unit. The plan administrator may determine that all or a portion of any such restricted stock or restricted stock units will not be forfeited.

Termination for Cause. Except as otherwise provided by an applicable award agreement or employment agreement, if a participant’s employment, status as a director or consultant with the Company or any affiliate corporation is terminated by the Company for Cause (as defined in the Second Amended and Restated Plan), all of the participant’s then outstanding awards will expire immediately and be forfeited in their entirety upon such termination.

Adjustments to Common Stock, Recapitalization and Other Events

Adjustments to Common Stock. In the event of any subdivision or consolidation of shares of Common Stock or a payment of a stock dividend without consideration to the Company, the proportionate adjustments will be made to any or all of the following in order to reflect such change: (i) the number of shares of Common Stock (or other securities or property) with respect to which awards under the Second Amended and Restated Plan may be exercised or satisfied, and (ii) the purchase price per share of the Common Stock. No adjustments will be made with respect to incentive stock options if such adjustments would cause such incentive stock option to cease to qualify as an incentive stock option under Section 422 of the Tax Code. In connection with the occurrence of any equity restructuring, the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable, will be equitably adjusted, and such adjustments shall be nondiscretionary.

Recapitalization. If a Company recapitalizes or otherwise changes its capital structure, the participant is entitled to receive, upon the exercise or satisfaction of a previously granted award, such shares of stock or securities as if the previously granted award pertained to such shares of stock or securities as they exist after such recapitalization or change in the Company’s capital structure.

Other Events. In the event of a change of control of the Company or any other changes to the existing Common Stock by reason of extraordinary cash dividend, reorganization, mergers, consolidation, combinations, split-ups, spin-offs, exchanges or other relevant changes in capitalization, other than the described above adjustments to Common Stock or recapitalizations, occurring after the grant of any award under the Second Amended and Restated Plan, the Board has broad discretion to determine how to treat outstanding awards, including to provide for the cash-out, termination, assumption, substitution, adjustment, and/or acceleration of vesting or exercise of such award (subject to the limitations described above).

Amendment, Modification or Termination

If the Second Amended and Restated Plan is not approved by the Company’s stockholders, the First Amended and Restated Plan will continue in effect until the tenth anniversary of the date on which the Original Plan was adopted by the Board in 2009. If the Second Amended and Restated Plan is approved by the Company’s stockholders, it will continue in effect until the tenth anniversary of the date on which the Second Amended and Restated Plan was adopted by the Board in April 2017 (and any awards outstanding on such tenth anniversary will remain outstanding following such tenth anniversary in accordance with their respective terms).

The Board in its discretion may terminate the Second Amended and Restated Plan at any time with respect to any shares for which awards have not previously been granted; provided, however, that the termination of the Second Amended and Restated Plan shall not materially and adversely impair the rights of a participant with respect to any outstanding award without the consent of the participant. The Board has the right to alter or amend the Second Amended and Restated Plan from time to time; provided, however, that without stockholder approval, no amendment or modification of the Second Amended and Restated Plan may: (i) materially increase the benefits accruing to the participants, (ii) increase the number of shares of Common Stock subject to the Second Amended and Restated Plan or the individual awards limits (including the Director Limit) under the Second Amended and Restated Plan, (iii) materially modify requirements for participation in the Second Amended and Restated Plan, or (iv) amend, modify or suspend the repricing provisions or the amendment and termination provisions of the Second Amended and Restated Plan.

In addition, no change in any outstanding award may be made which would materially and adversely impair the rights of a participant with respect to such award without the consent of the participant (unless such change is required in order to cause the benefits under the Second Amended and Restated Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Tax Code).

Compensation Recovery

All awards granted under the Second Amended and Restated Plan (including any proceeds, gains or other economic benefits received by any participant in connection with such awards) will be subject to any compensation recovery policy that may be implemented by the Company (whether or not currently in effect), including any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder.

Section 409A of the Tax Code

Certain types of awards under the Second Amended and Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Tax Code. To the extent that the plan administrator determines that any award granted under the Second Amended and Restated Plan is subject to the deferred compensation rules under Section 409A of the Tax Code, the award agreement evidencing such award will incorporate the terms and conditions required by Section 409A of the Tax Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Tax Code, the Second Amended and Restated Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Tax Code or comply with the requirements of Section 409A of the Tax Code.

Federal Income Tax Aspects of Awards under the Second Amended and Restated Plan

The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of awards under the Second Amended and Restated Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Second Amended and Restated Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Second Amended and Restated Plan, particularly in jurisdictions outside the United States.

Stock Options. If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will generally be allowed a deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for at least the applicable long-term capital gain period (currently 12 months).

Restricted Stock. In general, a participant will recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price the participant paid, if any, for such restricted stock, and the Company will generally be entitled to a corresponding deduction at that time. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any substantial risk of forfeiture disregarded for tax purposes by making an election under Section 83(b) of the Code (an “83(b) election”). If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference, if any, between the fair market value of the shares and the price paid for the shares, if any, at the time of the grant of the restricted stock, and the Company will be entitled to a corresponding deduction at that time. If an 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapse. Any subsequent gain or loss upon a sale of such shares will be treated as capital gain or loss.

Restricted Stock Units. A participant generally will not recognize taxable income upon grant of restricted stock units. When cash or shares of Common Stock are delivered under the terms of the award, the participant will recognize ordinary income equal to the cash payment or the fair market value of the shares delivered, as the case may be, less any amount (if any) paid by the participant for such shares, and the Company will be entitled to a corresponding deduction at that time.

Performance Unit Awards. A participant generally will not recognize taxable income upon grant of a performance unit award. A participant will generally recognize ordinary income on receipt of the cash payment in satisfaction of such award, and the Company will be entitled to a corresponding deduction at that time.

Performance Share Awards. A participant generally will not recognize taxable income upon grant of performance share awards. A participant will generally recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid by the participant for such shares (if any), at the time of receipt of the shares, and the Company will be entitled to a corresponding deduction at that time.

Distribution Equivalent Rights. A recipient of a distribution equivalent right generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time a distribution equivalent is paid, however, the participant will generally recognize ordinary income and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will generally recognize ordinary income upon the receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights, and the Company will be entitled to a corresponding deduction at that time.

Section 162(m) of the Tax Code. In general, under Section 162(m) of the Tax Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Tax Code) in any taxable year of the corporation. However, under Section 162(m) of the Tax Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Tax Code requires, among other things, that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee consisting of two or more “outside directors,” (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the shareholders and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and stock appreciation rights that provides that such awards will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a compensation committee consisting of “outside directors,” (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The Second Amended and Restated Plan permits the Compensation Committee to grant awards which are intended to qualify as “qualified performance-based compensation.” The Second Amended and Restated Plan also allows the plan administrator to grant awards that would not qualify as performance-based for purposes of the exemption from the limitations of Section 162(m) of the Tax Code, and nothing precludes the plan administrator from making any payments or granting any awards that do not qualify for tax deductibility under Section 162(m) of the Tax Code.

Section 280G of the Tax Code. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control of the Company may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Tax Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Tax Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an additional federal excise tax of 20% payable by the recipient.

New Plan Benefits

Awards that the Company’s executive officers, other employees and directors may receive under the Second Amended and Restated Plan are subject to the discretion of the Board and the Compensation Committee, and neither the Board nor the Compensation Committee has made any determination with respect to future grants to any persons under the Second Amended and Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, and the Equity Compensation Plan Information Table above, set forth information with respect to prior awards granted to the Company’s individual named executive officers under First the Amended and Restated Plan.

The following table provides information as of April 28, 2017, with respect to awards granted under the First Amended and Restated Plan (and the Original Plan) to our individual named executive officers and other groups since the inception of the Original Plan in 2009.

Awards Granted Under Amended and Restated 2009 Equity Participation Plan

Since Inception of Plan Through April 28, 2017

Name	Number of Restricted Stock Grants
William J. McMorrow, Chairman and Chief Executive Officer	2,744,375
Justin Enbody, Chief Financial Officer	415,500
Mary Ricks, President and CEO, Kennedy Wilson Europe	2,036,875
Kent Mouton, General Counsel and Director	598,095
Matt Windisch, Executive Vice President	737,345
All current named executive officers as a group	6,532,190
Norman Creighton, Director	75,595
Cathy Hendrickson, Director	75,595
David Minella, Director	72,500
Jerry Solomon, Director	75,595
Stanley Zax, Director	72,500
All current directors who are not executive officers as a group	447,380
All employees who are not named executive officers and consultants as a group	4,424,593

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY VOTE”)

Required Vote

The affirmative vote of a majority of shares cast and present in person or represented by proxy at the meeting is required to approve the advisory vote approving executive compensation.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “ FOR” THE ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION.

In accordance with the requirements of Section 14A of the Exchange Act, we are providing the Company’s stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs for 2016, as disclosed in the section entitled “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosures in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, the following resolution will be submitted for stockholder approval at the 2017 Annual Meeting:

“RESOLVED, that the stockholders of the Company APPROVE, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as disclosed in the section entitled ‘Compensation Discussion and Analysis,’ the accompanying compensation tables and the related narrative disclosure in the Proxy Statement for this Annual Meeting.”

Our Board of Directors recommends that you vote FOR this resolution in support of our executive compensation program, which is intended to achieve the following:

●	Pay and retain our high caliber executive officers in a competitive market using a pay-for-performance philosophy.

●

Align management and stockholder interests by tying compensation to, among other things, the achievement of performance goals that promote the creation of stockholder value, the performance of underlying business units and individual accomplishments.

In addition, we believe that our compensation program is aligned with the long-term interests of our stockholders and with our Company’s performance. Specifically:

●	Our annual performance-based cash awards will be earned based on achievement of company-wide EBITDA and return on book equity goals, with limited pay opportunities for our NEOs.

●

100% of our restricted stock awards is performance-based equity subject to the achievement of return on equity hurdles over a three-year period, with any earned shares subject to an additional three-year mandatory holding period.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. While this “say-on-pay” vote is advisory and will not be binding on the Company, the Board of Directors values constructive dialogue on executive compensation and other important governance topics with the Company’s stockholders and encourages all stockholders to vote on this matter.

The Board of Directors previously determined to hold a say-on-pay vote every three years. As discussed in Proposal 4 below, however, our Board of Directors is recommending that our stockholders vote to hold an advisory vote on executive compensation every one year (annually). Accordingly, in the event that the Board of Directors determines that future say-on-pay votes will occur annually, the next advisory say-on-pay vote will be held at our 2018 annual meeting of stockholders.

PROPOSAL 4

FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the frequency of an advisory vote to approve executive compensation

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE THAT THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT EVERY YEAR.

In accordance with the requirements of Section 14A of the Exchange Act, we are providing the Company’s stockholders the opportunity to cast a non-binding, advisory vote on whether a non-binding stockholder vote to approve the compensation of the Company’s NEOs should occur every one, two or three years.

Since 2011, our Board of Directors provided stockholders with an opportunity to vote on executive compensation every three years. Beginning in 2017, the Board of Directors believes that it would be appropriate to transition from a triennial vote to an annual advisory vote on executive compensation, which will be conducted every year, for the following reasons:

●	Our Compensation Committee makes key executive compensation decisions every year, including annual restricted stock grants (previously restricted stock awards were only granted on a periodic basis);

●	Annual votes would provide us with more frequent shareholder input; and

●	Many of our large institutional investors have a stated preference for annual say-on-pay votes.

The Board of Directors recommends that stockholders vote to hold an advisory vote on executive compensation every one year, or an annual vote.

Although this advisory vote on the frequency of the advisory vote on the compensation of the Company’s NEOs is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Required Vote

The affirmative vote of a majority of the votes cast and present in person or represented by proxy at the meeting is required to approve the ratification of the appointment of KPMG as the independent public accountant of the Company for the fiscal year ending December 31, 2017.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

The Company first retained KPMG LLP (“KPMG”) as its independent registered public accounting firm on December 15, 2009. Since then, KPMG has audited our annual consolidated financial statements.

The Audit Committee has selected KPMG as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. In selecting KPMG as the Company’s independent registered public accounting firm, the Audit Committee considered a number of factors, including:

●	KPMG’s depth of understanding of the Company’s businesses, accounting policies and practices and internal control over financial reporting;

●	the quality of its ongoing discussions with KPMG including the professional resolution of accounting and financial reporting matters with its national office;

●	the professional qualifications of KPMG, the lead audit partner and other key engagement partners;

●	KPMG’s independence program and its processes for maintaining its independence;

●	the appropriateness of KPMG’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms); and

●	the results of the most recent inspection of KPMG by the Public Company Accounting Oversight Board.

The Audit Committee regularly meets with KPMG, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Company selects the lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussion by the full Audit Committee and management. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Company has entered into an engagement agreement with KPMG that sets forth the terms by which KPMG will perform audit services for the Company.

Fees of Independent Auditor

Audit Fees

The following sets forth fees billed for the audit and other services provided by KPMG for fiscal years 2015 and 2016:

Fee Category	Fiscal 2015 Fees	Fiscal 2016 Fees
Audit fees (1)	$1,972,000 $	2,004,000
Audit-related fees	—	—
Tax fees (2)	521,000	605,000
All other fees (3)	—	—

	$2,493,000 $	2,609,000

(1)

Audit fees consist of fees for the audit of our year-end financial statements included on our Annual Report on Form 10-K and for the review of the interim financial statement included in our Quarterly Reports on Form 10-Q. In addition, audit fees include those fees related to KPMG’s audit of the effectiveness of our internal controls over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act, audits of significant acquisitions under Rule 3-14, the review of SEC registration statements and other filings, and the issuance of comfort letters and consents.

(2)	Tax fees consist of fees for professional services for tax compliance, tax advice and/or tax planning for the Company.

(3)	All other fees consist of fees for products and services provided by KPMG other than audit fees, audit related fees or tax fees.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all auditing services and permitted non-audit services to be performed for the Company by the Company’s independent auditor, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more Audit Committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All services described under the caption “Fees of Independent Auditor” were pre-approved.

AUDIT COMMITTEE REPORT(1)

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the committee are “independent” as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter that was approved by the Board of Directors. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

In the performance of the oversight of the Company’s financial reporting process, the Audit Committee has reviewed and discussed the audited financial statements with management, the internal auditors and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Finally, the Audit Committee has received written disclosures and a letter from the independent auditors, as required by applicable requirements of the PCAOB, regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

THE AUDIT COMMITTEE

Norman Creighton (Chairman)

Cathy Hendrickson

David Minella

(1)

The material in the Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of common stock as of April 28, 2017 by (i) each person known to us to own beneficially more than 5% of our common stock; (ii) each of our directors and director nominees and each of our named executive officers; and (iii) all executive officers and directors as a group. Unless otherwise indicated: (a) the business address for all of the executive officers, director nominees and directors identified below is c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212 and (b) each beneficial owner has sole voting and dispositive power with respect to all of the reported shares of common stock beneficially owned by such beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(1)

5% Stockholders:
Wellington Management Group LLP(2)	12,853,234	11.25%
Fairfax Financial Holdings Limited and affiliates (3)	12,321,921	10.79%
The Vanguard Group(4)	6,647,561	5.82%
BlackRock, Inc. (5)	6,385,592	5.59%

Named Executive Officers, Directors and Director Nominees:
William J. McMorrow (6)	13,519,460	11.83%
Mary Ricks (7)	1,547,692	1.35%
Matt Windisch	512,346	*
Kent Mouton	441,440	*
Justin Enbody	283,010	*
In Ku Lee	109,240	*
Norman Creighton	303,074	*
Cathy Hendrickson (8)	70,194	*
David A. Minella(9)	2,362,032	2.07%
Jerry R. Solomon (10)	115,000	*
Stanley R. Zax	242,300	*
All executive officers and directors as a group (11 persons)	19,505,788	17.07%

  *Less than 1%

(1)

Amount and applicable percentage of ownership is based on 114,237,750 shares of the Company’s common stock that were outstanding on April 28, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and dispositive power with respect to shares, subject to applicable community property laws.

(2)

The address of the holder is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The information contained herein is based solely upon a Schedule 13 G/A filed with the SEC on February 9, 2017. Based on that Schedule, (i) Wellington Group Holdings LLP shares voting and dispositive power with respect to 12,139,463 and 12,853,234 respectively, of these shares with Wellington Investment Advisors Holdings LLP and Wellington Management Group LLP, (ii) Wellington Management Company LLP shares voting and dispositive power with respect to 12,106,717 and 12,493,348, respectively, of these shares with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, and (iii) these shares are owned of record by clients of one or more investment advisers owned by Wellington Management Group LLP that clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares and none of whom is known to have such right or power with respect to more than five percent of the Company’s common stock.

(3)

Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited and 810679 Ontario Limited are deemed to share voting and dispositive power with respect to 11,500,072 shares of common stock. FHHL Group Ltd. is deemed to share voting and dispositive power with respect to 10,281,845 shares of common stock. Fairfax (Barbados) International Corp. is deemed to share voting and dispositive power with respect to 968,606 shares of common stock. Fairfax (US) Inc. is deemed to share voting and dispositive power with respect to 10,275,608 shares of common stock. Zenith National Insurance Corp. and Zenith Insurance Company are deemed to share voting and dispositive power with respect to 1,740,381 shares of common stock. TIG Holdings, Inc. and TIG Insurance Company are deemed to share voting and dispositive power with respect to 1,119,033 shares of common stock. General Fidelity Insurance Company, American Safety Holdings Corp. and American Safety Casualty Insurance Company are deemed to share voting and dispositive power with respect to 1,046,414 shares of common stock. American Safety Indemnity Company is deemed to share voting and dispositive power with respect to 627,800 shares of common stock. Fairmont Specialty Group Inc. and Fairmont Premier Insurance Company are deemed to share voting and dispositive power with respect to 31,475 shares of common stock. Fairmont Insurance Company is deemed to share voting and dispositive power with respect to 2,707 shares of common stock. Fairmont Specialty Insurance Company is deemed to share voting and dispositive power with respect to 24,464 shares of common stock. Odyssey US Holdings Inc. and Odyssey Re Holdings Corp. are deemed to share voting and dispositive power with respect to 7,349,715 shares of common stock. Odyssey Reinsurance Company is deemed to share voting and dispositive power with respect to 3,355,274 shares of common stock. Hudson Insurance Company is deemed to share voting and dispositive power with respect to 1,030,096 shares of common stock. Hudson Specialty Insurance Company is deemed to share voting and dispositive power with respect to 201,450 shares of common stock. Clearwater Select Insurance Company is deemed to share voting and dispositive power with respect to 400,000 shares of common stock. Crum & Forster Holdings Corp. is deemed to share voting and dispositive power with respect to 66,479 shares of common stock. The North River Insurance Company is deemed to share voting and dispositive power with respect to 9,621 shares of common stock. United States Fire Insurance Company is deemed to share voting and dispositive power with respect to 56,857 shares of common stock. TIG Insurance (Barbados) Limited is deemed to share voting and dispositive power with respect to 962,369 shares of common stock. Advent Capital (Holdings) Ltd. and Advent Capital (No. 3) Limited are deemed to share voting and dispositive power with respect to 483,481 shares of common stock. The address of Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited, 810679 Ontario Limited and FHHL Group Ltd. is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, Canada. The address of Sixty Two Investment Company Limited is 1600 Cathedral Place, 925 West Georgia St, Vancouver, British Columbia V6C 3L3, Canada. The address of Fairfax (Barbados) International Corp. and TIG Insurance (Barbados) Limited is #12 Pine Commercial, The Pine, St Michael, Barbados, WI, BB11103. The address of Fairfax (US) Inc. is 2850 Lake Vista Drive, Suite 150, Lewisville, Texas 75067. The address of Zenith National Insurance Corp. and Zenith Insurance Company is 21255 Califa Street, Woodland Hills, California 91367-5021. The address of TIG Holdings, Inc., TIG Insurance Company, General Fidelity Insurance Company, American Safety Holdings Corp., American Safety Casualty Insurance Company, American Safety Indemnity Company, Fairmont Specialty Group Inc., Fairmont Premier Insurance Company, Fairmont Insurance Company and Fairmont Specialty Insurance Company is 250 Commercial Street, Suite 5000, Manchester, NH 03101. The address of Odyssey US Holdings Inc., Odyssey RE Holdings Corp., Odyssey Reinsurance Company and Clearwater Select Insurance Company is 300 First Stamford Place, Stamford, CT 06902. The address of Hudson Insurance Company and Hudson Specialty Insurance Company is 100 William St., New York, New York 10038. The address of Crum & Forster Holdings Corp., The North River Insurance Company and United States Fire Insurance Company is 305 Madison Avenue, Morristown, NJ 07962. The address of Advent Capital (Holdings) Ltd. and Advent Capital (No. 3) Limited is 2 Minster Court, Mincing Lane, London EC3R 7BB, United Kingdom. The information contained herein is based solely upon a Schedule 13D/A filed with the SEC on February 3, 2015.

(4)	The address of the holder is 100 Vanguard Blvd., Malvern, PA 19355. The information contained herein is based solely upon a Schedule 13G filed with the SEC on February 10, 2017.

(5)	The address of the holder is 55 East 52nd Street, New York, NY 10055. The information contained herein is based solely upon a Schedule 13 G/A filed with the SEC on January 25, 2017.

(6)

Includes 90,851 shares of common stock beneficially owned by Leslie McMorrow, Mr. McMorrow’s wife, and 387,821 shares of common stock beneficially owned by Tyler McMorrow, Mr. McMorrow’s son. Mr. McMorrow disclaims beneficial ownership of the shares owned by his wife and son. Also includes 1,500,000 pledged shares. Mr. McMorrow will completely unwind the pledge of such shares by the end of 2018. See “Compensation Discussion and Analysis-Elements of Compensation-Anti-Hedging and Anti-Pledging Policies” for additional details.

(7)

Includes 582,000 pledged shares. Ms. Ricks will reduce the amount of pledged shares to equal no more than ten percent (10%) of her total holdings in the Company by the end of 2019. See “Compensation Discussion and Analysis-Elements of Compensation-Anti-Hedging and Anti-Pledging Policies” for additional details.

(8)	Includes 12,476 shares of common stock held by the Hendrickson Family Trust, of which Ms. Hendrickson and her spouse are trustees.

(9)	Includes 1,750,000 pledged shares. See “Compensation Discussion and Analysis-Elements of Compensation-Anti-Hedging and Anti-Pledging Policies” for additional details.

(10)	Includes 75,500 shares of common stock held by the Solomon Family Trust, of which Mr. Solomon and his spouse are trustees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its written charter, our audit committee must review and approve all related person transactions, which includes any transactions with an executive officer, director, beneficial owner of more than 5% of our outstanding common stock, or any of such persons’ immediate family members in which the amount involved exceeds $120,000, and in which any such persons had or will have a direct or indirect material interest. In determining whether to approve a related person transaction, our audit committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our audit committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

Our senior professionals and qualified employees and third party investors have co-invested, from time to time, in certain of our joint venture investments through unconsolidated pooled investment vehicles owned by such individuals. In certain instances, the owners of such pooled investment vehicles may be entitled to a portion of any carried interest generated by such investments. These investments have been generally less than 10% of the total equity of the underlying investment. Our NEOs no longer participate in such investments and therefore no new investments were made by any of our NEOs during 2016. Distributions greater than $120,000 from previous investments, including profits and return of capital, from our equity investments to our directors and executive officers (and their estate planning vehicles) were made during 2016. Such distributions totaled $530,000 for Mr. McMorrow ($324,000 of which was return of initial investment distributions).

We and Fairfax Financial Holdings Limited, or Fairfax, have 14 joint venture and 1 loan pool investments together. During 2016, Fairfax contributed $55.5 million of capital to these investments.

OTHER MATTERS

Stockholder Proposals

A stockholder who wishes to make a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of proxy for our Annual Meeting of Stockholders that will be held in 2018 must submit such proposal to the Company no later than December 30, 2017; provided, however, that in the event the 2018 Annual Meeting is held more than 30 days prior to or after June 15, 2018, then the deadline to submit the proposal is a reasonable time before the Company begins to print and send its proxy materials.

In order for a stockholder to submit its own proposal to be considered at the 2018 Annual Meeting, other than pursuant to Rule 14a-8, such stockholder must submit the proposal to the Company not less than 90 days nor more than one hundred and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the deadline to submit the proposal will be no earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

In order to be valid, a stockholder’s proposal must set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; (b) as to each matter the stockholder proposes to bring before the annual meeting and the beneficial owner, if any, on whose behalf the proposal is made, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder and the beneficial owner in such business; and (c) as to the stockholder giving the notice (i) the name and record address of the stockholder and the beneficial owner, (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder and the beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal or that has been entered into between or among the stockholder and/or the beneficial owner the intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or changes to the voting power of, the stockholder or beneficial owner, (iv) a representation that the stockholder is a holder of record of the Company’s stock entitled to vote at the annual meeting and whether or not the stockholder or the beneficial owner intends to deliver a proxy statement or solicit proxies, and (v) any other information relating to the stockholder or beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with the stockholder proposal in accordance with Section 14(a) of the Exchange Act.

Householding of Proxy Materials

Only one annual report and this proxy statement will be delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report and this proxy statement to a stockholder at a shared address to which a single copy of the annual report and proxy statement was delivered. If you wish to receive a separate copy of the annual report or this proxy statement, please notify the Company by calling or sending a letter to the Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., at 151 S. El Camino Drive, Beverly Hills, California 90212. The Company’s telephone number is (310) 887-6400. Also, stockholders who share an address and receive multiple copies of the annual report and this proxy statement can notify the Company in writing or orally at the above provided address or telephone number and request that the Company deliver a single copy of these materials.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this proxy statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

Where You Can Find More Information

We file annual, quarterly and current reports and other information with the SEC. For further information regarding us, we refer you to such reports and information which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

Our corporate website is www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 29, 2016. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS OTHERWISE DISCLOSED.

By Order of the Board of Directors,

Name: In Ku Lee
Senior Vice President, Deputy General Counsel and Secretary

April 28, 2017

APPENDIX A

CERTAIN DEFINITIONS AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We use certain non-GAAP measures to analyze our business, including adjusted EBITDA, consolidated EBITDA, consolidated adjusted net income and adjusted net income. We use these metrics for evaluating the success of our company and believe that they enhance the understanding of our operating results.

“Acquisition-related gains” consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP-required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries’ equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

“Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests. Please also see the reconciliation to GAAP below. Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and noncash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

“Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.

“Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization. Please also see the reconciliation to GAAP below.

“Assets under management” or “AUM” generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.

“Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable. The cap rates discussed in this proxy statement is also weighted by our ownership interests in the underlying investments and only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.

“Equity partners” refers to non-wholly-owned subsidiaries that the Company consolidates in its financial statements under U.S. GAAP, including KWE, and third-party equity providers.

“Property net operating income” or “Property NOI” is a non-GAAP measure calculated by deducting the Company’s Pro-Rata share of rental and hotel operating expenses from the Company’s Pro-Rata rental and hotel revenues.

“Pro-Rata” represents Kennedy Wilson’s share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 23.6% ownership in KWE as of December 31, 2016.

“Net operating income” or “ NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates.

“Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. The same property information presented in this proxy statement is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

A reconciliation of net income to adjusted EBITDA is presented below:

(Dollars in Millions)	2016	2015	2014	2013	2012
Net Income	$76.5	$59.0	$90.1	$13.9	$6.7
Non-GAAP Adjustments:
Add back:
Interest expense - investments	137.4	108.8	46.3	11.8	2.5
Interest expense-corporate	54.2	46.9	57.1	39.9	26.1
Early extinguishment of corporate debt	-	1.0	27.3	-	-
Kennedy Wilson’s share of interest expense included in investment in unconsolidated investments	23.0	28.1	35.5	45.0	29.5
Depreciation and amortization	198.2	166.3	104.5	17.4	4.9
Kennedy Wilson’s share of depreciation and amortization included in unconsolidated investments	20.8	28.1	47.1	46.7	22.6
Provision for (benefit from) income taxes	14.0	53.4	32.4	2.9	(0.2)

Consolidated EBITDA	524.1	491.6	440.3	177.6	92.1
Share-based compensation	65.1	30.8	15.8	7.5	8.1

EBITDA attributable to noncontrolling interests	(239.3)	(151.2)	(138.3)	(26.0)	(2.8)

Adjusted EBITDA	$349.9	$371.2	$317.8	$159.1	$97.4

A reconciliation of net income to consolidated adjusted net income and adjusted net income is presented below.

(Dollars in Millions; except per share data)	2016	2015	2014	2013	2012
Net Income	$76.5	$59.0	$90.1	$13.9	$6.7
Non-GAAP Adjustments:
Add back:
Depreciation and amortization	198.2	166.3	104.5	17.4	4.9
Kennedy Wilson’s share of depreciation and amortization included in unconsolidated investments	20.8	28.1	47.1	46.7	22.6
Share-based compensation	65.1	30.8	15.8	7.5	8.1

Consolidated Adjusted Net Income	360.6	284.2	257.5	85.5	42.3

Less:
Net income attributable to noncontrolling interests, before depreciation and amortization	(169.3)	(76.0)	(123.8)	(24.4)	(2.8)

Adjusted Net Income	$191.3	$208.2	$133.7	$61.1	$39.5

Basic weighted average number of common shares outstanding	109,094,530	103,261,513	89,200,855	71,159,919	55,285,833
Basic Adjusted Net Income Per Share	$1.75	$2.02	$1.50	$0.86	$0.71

A reconciliation of investment management, property services and research fees to adjusted fees is presented below.

(Dollars in Millions)	2016	2015	2014	2013	2012
Investment management, property services and research fees	$59.4	$69.3	$82.6	$68.1	$53.3
Non-GAAP Adjustments:
Add back:
Fees eliminated in consolidation	36.9	75.0	21.6	4.3	2.4
Kennedy Wilson’s share of fees in unconsolidated service businesses	12.6	13.9	16.8	-	-

Adjusted Fees	$108.9	$158.2	$121.0	$72.4	$55.7

APPENDIX B

SECOND AMENDED AND RESTATED 2009 EQUITY PARTICIPATION PLAN

KENNEDY-WILSON HOLDINGS, INC.

SECOND AMENDED AND RESTATED

2009 EQUITY PARTICIPATION PLAN

Kennedy-Wilson Holdings, Inc., a Delaware corporation, has adopted this Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan (the “Plan”), effective as of the Effective Date (as defined in Article III of the Plan). This Plan amends and restates in its entirety the Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan (the “Prior Plan”).

ARTICLE I

PURPOSE

The purpose of this Plan is to assist the Company in attracting, retaining and providing incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant, as provided herein.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Award” shall mean, individually or collectively, a grant or sale pursuant to the Plan of any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award or Stock Appreciation Right.

“Award Agreement” shall mean a written agreement between the Company and the Holder setting forth the terms and conditions of an Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) if the Holder is a party to an employment or similar agreement with the Company or an Affiliate or an Award Agreement, in any case, which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement or (ii) for a Holder who is not a party to such an agreement or if such agreement does not define “Cause” (or a similar term), “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

“Change of Control” shall mean (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate or an Award Agreement, in any case, which agreement defines “Change of Control” (or a similar term) therein, “Change of Control” shall have the same meaning as provided for in such agreement or (ii) for a Holder who is not a party to such an agreement or if such agreement does not define “Change of Control” (or a similar term), “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied):

(a)        Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b)        The closing of a merger, consolidation or other business combination (a “Business Combination”) other than any Business Combination in which holders of the Common Stock immediately prior to the Business Combination (I) own more than fifty percent (50%) of the total voting power of the corporation resulting from such Business Combination (or the direct or indirect parent corporation of such surviving corporation) and (II) have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the Business Combination as immediately before;

(c)        The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d)        The approval by the holders of shares of Common Stock of a plan of complete liquidation of the Company other than a liquidation of the Company into any subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock of the surviving corporation immediately after such liquidation as immediately before; or

(e)        Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraph (a), (b), (c) or (d) of this definition).

In addition, if a “Change of Control” constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c), (d) or (e) of this definition with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statute thereto and any regulations issued from time to time thereunder.

“Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

“Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

“Company” shall mean Kennedy-Wilson Holdings, Inc., a Delaware corporation, and any successor thereto.

“Consultant” shall mean any individual, non-Employee advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

“Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period the Holder held the Distribution Equivalent Right.

“Effective Date” shall have the meaning set forth in Article III of the Plan.

“Employee” shall mean any employee, including officers, of the Company or an Affiliate.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares or the share price of Common Stock and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock shall mean, as determined consistent with the applicable requirements of Sections 409A and 422 of the Code, as of any specified date, (i) the closing sales price of a share of Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) on the principal U.S. national securities exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of a share of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of a share of Common Stock as determined by the Committee in its sole discretion. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Committee in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Common Stock shall be determined by the Committee in good faith by any fair and reasonable means, and consistent with the applicable requirements of Sections 409A and 422 of the Code.

“Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code.

“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Option” shall mean an option to purchase shares of Common Stock granted under Article VII of the Plan, which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Performance Criteria” shall mean the criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

“Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.

“Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, shares of Common Stock are paid to the Holder.

“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

“Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

“Plan” shall mean this Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan, as amended from time to time.

“Qualified Performance-Based Award” shall mean Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

“Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Restrictions.

“Restricted Stock Unit” shall mean a Unit awarded to a Holder pursuant to a Restricted Stock Unit Award.

“Restricted Stock Unit Award” shall mean an Award granted under Article IX of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or shares of Common Stock shall be made to the Holder, based on the number of Units awarded to the Holder.

“Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Stock Appreciation Right” shall mean an Award granted under Article XIII of the Plan of a right, whether granted alone or in connection with a related Option, to receive a payment on the date of exercise.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the shares of Common Stock under the related Option, all as set forth in Section 13.2.

“Ten Percent Stockholder” shall mean an Employee who, at the time an Incentive Stock Option is granted to him or her, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.

“Units” shall mean bookkeeping units, each of which represents (i) with respect to any Performance Unit Award, such monetary amount as shall be designated by the Committee in the applicable Award Agreement or (ii) with respect to any Restricted Stock Unit, one (1) share of Common Stock.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

ARTICLE IV

ADMINISTRATION

Section 4.1          Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 and (iii) “independent” for purposes of any applicable listing requirements (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award. In addition, to the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is traded, the Committee may delegate to one or more executive officers or a committee of executive officers the right to grant, cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

Section 4.2          Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests (including any acceleration of vesting, subject to the limitations in this Section 4.2), the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of shares of Common Stock which may be issued under an Award, all as applicable. Notwithstanding the foregoing or anything herein to the contrary, the Committee may, in its discretion, provide for the accelerated vesting, exercisability and/or payment (as applicable) of an Award only in connection with the occurrence of a Change of Control or upon a termination of the applicable Holder’s status as an Employee, Director or Consultant (as applicable) due to the Holder’s death or Total and Permanent Disability. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3          Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as the Committee determines are necessary and appropriate to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

Section 4.4          Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V

STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1          Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed fourteen million nine hundred forty-five thousand (14,945,000) shares (the “Share Limit”). Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee during any calendar year shall be two million (2,000,000) shares (subject to adjustment in the same manner as provided in Article XV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with such Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Awards that are canceled or Options or Stock Appreciation Rights that are repriced. In addition, the grant date fair value (determined as of the date of grant under applicable accounting standards) of Awards granted to any Director during any calendar year shall not exceed six hundred thousand dollars $600,000 (the “Director Limit”).

Section 5.2          Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

Section 5.3          Share Counting Provision. If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), the shares of Common Stock shall, to the extent of such forfeiture, expiration or cash settlement, again become available for future grants of Awards under the Plan and shall be added back to the Share Limit. Additionally, shares of Common Stock tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award (other than an Option or Stock Appreciation Right) shall again become available for future grants of Awards under the Plan and shall be added back to the Share Limit. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the Share Reserve and shall not be available for future grants of Awards under the Plan: (i) shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iii) shares purchased on the open market with the cash proceeds from the exercise of Options. The payment of Distribution Equivalent Rights in cash shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 5.3, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

Section 5.4          Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, no Award Agreement shall provide for vesting of the Award thereunder earlier than the first (1st) anniversary of the applicable grant date (and, for the avoidance of doubt, with respect to any such Award subject to performance-based vesting, the applicable performance period may be no shorter than one (1) year); provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of no more than five percent (5%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 5.1 above may be granted to any one or more Holders without respect to such minimum vesting requirements. For purposes of Awards granted to Directors, a vesting period will be deemed to be one (1) year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders. Notwithstanding the foregoing, nothing in this Section 5.4 will prevent the Committee from accelerating, in its discretion, the vesting, exercisability and/or payment (as applicable) of any Award upon the termination of a Holder’s status as an Employee, Consultant or Director due to the Holder’s death or Total and Permanent Disability and/or in connection with the consummation of a Change of Control.

ARTICLE VI

ELIGIBILITY FOR AWARDS; TERMINATION OF EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

Section 6.1          Eligibility. Awards made under the Plan may be granted solely to persons or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right or any combination of the foregoing or, solely with respect to Awards granted to Employees, an Incentive Stock Option.

Section 6.2          Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement (in which case the terms of the applicable Award Agreement shall control), and/or the terms of the Holder’s employment or other service agreement with the Company or an Affiliate (in which case the terms of the applicable employment or service agreement shall control), the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death:

(a)          The Holder’s rights, if any, to exercise any then-exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:

(1)          If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;

(2)          If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or

(3)          If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options and Stock Appreciation Rights.

(b)          The Holder’s rights, if any, to exercise any then-exercisable Incentive Stock Option Shall terminate:

(1)          If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, three (3) months after the date of such termination of employment;

(2)          If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or

(3)          If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.

(c)          If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of employment or Director status, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.

(d)          If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or a Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.

Section 6.3          Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

(a)          The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options and/or Stock Appreciation Rights shall terminate:

(1)          If such termination is for a reason other than the Holder’s death, ninety (90) days after the date of such termination; or

(2)          If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

(b)          If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or a Restricted Stock Unit Award, such Restricted Stock and/or Restricted Stock Units shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Restricted Stock Units. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or on the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Restricted Stock and/or Restricted Stock Units shall not be so canceled and forfeited.

Section 6.4          Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.

Section 6.5          Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which such Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to such Employees, Directors or Consultants outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, any securities law or governing statute or any other applicable law.

ARTICLE VII

OPTIONS

Section 7.1          Option Term. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

Section 7.2          Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the applicable Award Agreement.

Section 7.3          Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds one hundred thousand dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4          Option Agreement. Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Award Agreement may provide for the payment of the Option exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such exercise price, or such other forms or methods as the Committee may determine from time to time (including, with the consent of the Committee, by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option), in each case, subject to such rules and regulations as may be adopted by the Committee. Each Award Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of termination of the Holder’s status as an Employee, Director or Consultant on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, an Award Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, subject to Section 17.3 of the Plan, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, specify the effect of the termination of the Holder’s employment, Director status or Consultant status on the exercisability of the Option. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof (including the limitations set forth in Section 4.2 above), accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

Section 7.5          Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Award Agreement. Separate stock certificates may be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6          Stockholder Rights and Privileges. The Holder of an Option shall not be entitled to any of the privileges and rights of a stockholder of the Company unless and until shares of Common Stock have been purchased under the Option and certificates of stock have been registered in the Holder’s name.

Section 7.7          Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate. Notwithstanding anything herein to the contrary, the exercise price per share of the shares of Common Stock subject to any such substitute Option may be less than the Fair Market Value of a share of Common Stock on the date of grant, subject to any applicable requirements of Section 424 and 409A of the Code.

Section 7.8          Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority (A) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation right, or (B) to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted when the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Stock.

ARTICLE VIII

RESTRICTED STOCK AWARDS

Section 8.1          Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

Section 8.2          Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall, unless otherwise determined by the Committee, be issued in book entry form on the books and records as kept by the Company’s transfer agent and registered in the name of the Holder of such Restricted Stock Award. If provided for under the applicable Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Common Stock (subject to Section 16.1 below), except that (i) the Holder shall not be entitled to delivery of a stock certificate until the Restriction Period shall have expired, (ii) if a stock certificate is prepared before the expiration of the Restriction Period, the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the applicable Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of grant of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2 and 6.3, as applicable, be set forth in an Award Agreement made in conjunction with the Award. Such Award Agreement may also include provisions relating to (i) subject to the provisions hereof (including the limitations set forth in Section 4.2 hereof), accelerated vesting of Awards, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

Section 8.3          Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Common Stock received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 8.4          Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Article VIII, the Company and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX

RESTRICTED STOCK UNIT AWARDS

Section 9.1          Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to payment pursuant to Section 9.2 and the number of Units awarded to the Holder. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards, including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the applicable vesting period.

Section 9.2          Payments. The Holder of a Restricted Stock Unit Award shall be entitled to receive a cash payment equal to the Fair Market Value of a share of Common Stock, or one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the applicable Award Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement(s). Except as otherwise determined by the Committee and set forth in the applicable Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the calendar year in which the Restricted Stock Unit first becomes vested.

ARTICLE X

PERFORMANCE UNIT AWARDS

Section 10.1        Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions, including, but not limited to, rules pertaining to the effect of termination of status as an Employee, Director or Consultant prior to expiration of the applicable performance period.

Section 10.2        Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Award Agreement) the performance goals and objectives set forth in such Award Agreement. The Award Agreement may provide that, depending on the degree of performance achieved, different amounts of Performance Units, or no Performance Units, may be awarded. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XI

PERFORMANCE SHARE AWARDS

Section 11.1        Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of shares of Common Stock pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if such goals and objectives are achieved, the distribution of such Common Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Share Awards, including, but not limited to, rules pertaining to the effect of termination of the Holder’s status as an Employee, Director or Consultant prior to the expiration of the applicable performance period.

Section 11.2        Stockholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a stockholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

ARTICLE XII

DISTRIBUTION EQUIVALENT RIGHTS

Section 12.1        Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common

Stock or is to be entitled to choose among such alternatives (subject to the limitations set forth in Section 16.1 below). Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), if such Award becomes vested, the distribution of such cash or shares of Common Stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights may be settled in cash or in shares of Common Stock, as set forth in the applicable Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award, whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award. Notwithstanding the foregoing, no Distribution Equivalent Rights Awards shall be payable with respect to Options or Stock Appreciation Rights.

Section 12.2        Interest Equivalents. The Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder. Except as otherwise determined by the Committee and set forth in the respective Award Agreement, and subject to compliance with Section 409A of the Code (if applicable), such settlement shall occur in no event later than by the fifteenth (15th) day of the third (3rd) calendar month of the calendar year immediately following the end of the Company’s fiscal year in which such interest was credited.

ARTICLE XIII

STOCK APPRECIATION RIGHTS

Section 13.1        Terms and Conditions. The Committee shall set forth in the applicable Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right which, for purposes of a Stock Appreciation which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a share of the Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of shares of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)          The excess of (i) the Fair Market Value of a share of the Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b)          The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 13.2        Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:

(a)          The Base Value shall be equal to or greater than the per share exercise price under the related Option;

(b)          The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);

(c)          The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)          The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per share exercise price under the related Option and the Fair Market Value of the shares of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of shares of Common Stock with respect to which the Tandem Stock Appreciation Right is exercised; and

(e)          The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of a share of Common Stock subject to the related Option exceeds the per share exercise price of the related Option.

ARTICLE XIV

RECAPITALIZATION OR REORGANIZATION

Section 14.1        Adjustments to Common Stock. The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of shares of Common Stock underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price or exercise price, as applicable, per share of the Common Stock shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price or exercise price, as applicable, per share of the Common Stock shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XIV, (x) any adjustment made with respect to an Award which is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) no action shall be taken under this Section 14.1 which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. In connection with the occurrence of any Equity Restructuring, the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted, and such adjustments shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

Section 14.2        Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

Section 14.3        Other Events. In the event of any Change in Control or any other changes to the outstanding Common Stock by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split-ups, spin-offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIV, the Board, in its sole discretion, in such manner as the Board deems equitable or appropriate taking into consideration the accounting and tax consequences, either by the terms of the Award or by action taken prior to the occurrence of such event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions:

(a)          To provide for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.3 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Board in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(b)          To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)          To make adjustments in the number and type of shares of the Common Stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(d)          To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement (but subject to the limitations set forth in Section 4.2 of the Plan); and

(e)          To provide that the Award cannot vest, be exercised or become payable after such event.

In the event of any adjustment pursuant to Sections 14.1, 14.2 or this Section 14.3, the aggregate number of shares available under the Plan under Section 5.1 (including the Code Section 162(m) limit and the Director Limit set forth therein) shall be appropriately adjusted by the Board, the determination of which shall be conclusive.

Section 14.4        Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 14.5        No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XV

AMENDMENT AND TERMINATION OF PLAN

Unless sooner terminated pursuant to this Article XV, the Plan will expire on, and no Award may be granted pursuant to the Plan, after the tenth (10) anniversary of the date on which the Plan is adopted by the Board (but Awards that are outstanding on such date will remain in effect in accordance with the terms of the Plan and applicable Award Agreement(s)). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XIV, increase the number of shares of Common Stock subject to the Plan or the individual Award limits specified in Article V, (iii) materially modify the requirements for participation in the Plan or (iv) amend, modify or suspend Section 7.8 (repricing prohibitions) or this Article XV. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

ARTICLE XVI

MISCELLANEOUS

Section 16.1        Dividends and Distribution Equivalent Right Payments on Unvested Awards. Notwithstanding anything herein to the contrary, dividends or Distribution Equivalent Rights payable with respect to an unvested Award (or portion thereof) may only be paid out to the Holder to the extent that the applicable vesting conditions are subsequently satisfied and the Award vests, and any dividends or Distribution Equivalent Rights with respect to any portion of an Award that does not become vested shall be forfeited.

Section 16.2        No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 16.3        No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Section 16.4        Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Notwithstanding any provision of the Plan to the contrary, including, but not limited to, Section 7.4 hereof, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or shares of Common Stock issuable thereunder) (i) that shall lapse because of such postponement or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld. The number of shares of Common Stock which may be so tendered shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

Section 16.5        No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 16.6        Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 16.4 hereof. Notwithstanding the foregoing, except for Awards which are Incentive Stock Options, Awards may be transferred pursuant to the terms of any valid separation agreement or divorce decree.

Section 16.7        Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 16.8        Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-73, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 16.9        Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; expense levels; working capital levels, including cash, inventory and accounts receivable; operating margins, gross margins or cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; strategic partnerships or transactions; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital; assets under management; or financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance Goals may be established on a Company-wide basis or with respect to one or more Company business units, divisions, subsidiaries or individuals; and measured either quarterly, annually or over a period of years, in absolute terms, relative to a pre-established target, to the performance of one or more similarly situated companies, or to the performance of an index covering a peer group of companies, in each case as specified by the Committee. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash to any Employee during any calendar year with respect to one or more Awards payable in cash shall be ten million dollars ($10,000,000).

Section 16.10      Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 16.11      Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

Section 16.12      Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

Section 16.13      Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 16.14      Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

Section 16.15      Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 16.16      No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 16.17      Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Section 16.18      Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement. The terms of Awards granted under the Plan, and of the Award Agreements utilized under the Plan, need not be the same.

Section 16.19      Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy (whether or not such compensation recovery policy was in place at the time of grant of an Award) and/or in the applicable Award Agreement.

* * * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Kennedy-Wilson Holdings, Inc. on                 , 2017.

Executed on this day of                 , 2017.

Corporate Secretary

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Kennedy-Wilson Holdings, Inc. on                 , 2017.

Executed on this day of                 , 2017.

Corporate Secretary

KENNEDY-WILSON HOLDINGS, INC.

151 S. El Camino Drive

Beverly Hills, California 90212

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William McMorrow and Justin Enbody, and each of them individually (each with full power to act alone), as proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of common stock of Kennedy-Wilson Holdings, Inc. (the “Company”) held of record by the undersigned as of the close of business on April 28, 2017 at the Annual Meeting of Stockholders to be held at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California on June 15, 2017 at 9:00 a.m., Pacific Time or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting.

The Board recommends a vote FOR each of the proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holder(s).

This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted in favor of proposals 1, 2, 4 and 5 and for every year for proposal 3.

To obtain directions to attend the Annual Meeting and vote in person, please contact Daven Bhavsar at (310) 887-3431.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholders Meeting to Be Held on June 15, 2017

Our Annual Report to Stockholders and the Proxy Statement

Are Available at www.kennedywilson.com/investor-relations.

(Continued and To Be Signed on the Reverse Side.)

ANNUAL MEETING OF STOCKHOLDERS OF

KENNEDY-WILSON HOLDINGS, INC.

June 15, 2017

Please sign, date and mail

your proxy card in the envelope provided as soon as possible.

*Please detach along perforated line and mail in the envelope provided*

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND A VOTE FOR “ONE YEAR” FOR PROPOSAL NO. 3 AND A VOTE “FOR” PROPOSALS NO. 2, 4, and 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS				2. PROPOSAL NO. 2
David A. Minella	For ☐	Against ☐	Abstain ☐	To vote on an advisory (non-binding) proposal to approve the compensation of the Company’s named executive officers.			For ☐	Against ☐	Abstain ☐
Jerry Solomon	For ☐	Against ☐	Abstain ☐

3. PROPOSAL NO. 3
To vote on an advisory (non-binding) proposal, on whether future advisory votes to approve the compensation of the Company’s named executive officers should occur every one, two or three years.				1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

4. PROPOSAL NO. 4
To approve the Company’s Second Amended and Restated 2009 Equity Participation Plan to, among other things, increase the number of shares of the Company’s common stock available for awards thereunder by an additional 3,300,000 shares.				For ☐	Against ☐	Abstain ☐

5. PROPOSAL NO. 5
To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the 2017 fiscal year.				For ☐	Against ☐	Abstain ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving the full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.